                                                                   EXHIBIT 10.22

                                                                        REDACTED


                              DATED 25 AUGUST 2000


                      CONTINENTAL AIR EXPRESS (HK) LIMITED

                       CONTINENTAL CONTAINER LINES LIMITED

                          UNION-TRANSPORT (HK) LIMITED

                              CHENG KWAN KOK DAVID

                                  LAI KWOK FAI

                              LEWIS BILLY BARNHILL

                              FRANCIS RAYMOND BELLO

                             ALBERT PATRICK CATALDO

                                  CHAN KA MING

                                 CHAN KWAN HANG

                                 CHAU HAK CHEONG

                                 CHENG KWAN LUNG

                                   NG CHUN KA

                                   NG SAI KUEN

                               UTI WORLDWIDE INC.


                       -----------------------------------

                            ASSET PURCHASE AGREEMENT

                       -----------------------------------


                                BAKER & MCKENZIE
                           14TH FLOOR HUTCHISON HOUSE
                                   HONG KONG

                           TELEPHONE: (852) 2846-1888
                              FAX: (852) 2845-0476
                  REF: PT/CST/32109600-000001/CST02042.EXE.DOC

                                                                        REDACTED



                                    CONTENTS

Number                           Clause Headings                           Page
------                           ---------------                           ----
1.   Definitions and Interpretation..........................................2
2.   Sale of Assets.........................................................15
3.   Payment of Purchase Price..............................................15
4.   Conditions.............................................................19
5.   Pre-Completion Obligations.............................................20
6.   Completion.............................................................21
7.   Assignment or Novation of Leased Properties............................24
8.   Apportionments.........................................................24
9.   Transfer of Businesses (Protection of Creditors) Ordinance
     (Chapter 49 of the Laws of Hong Kong)..................................25
10.  Responsibility for Liabilities.........................................25
11.  Third Party Consents...................................................27
12.  Employees..............................................................28
13.  Retirement Scheme......................................................30
14.  Warranties.............................................................30
15.  Restriction of Covenantors.............................................33
15A. Investor Representations and Covenants of Lai and Jeffrey Cheng........35
16.  Independent Accountants................................................36
17.  Further Obligations and Intentions.....................................37
18.  Restriction on Announcements...........................................40
19.  Costs..................................................................40
20.  General................................................................41
21.  Notices................................................................42
22.  Governing Law and Submission to Jurisdiction...........................45


Schedules

Schedule 1  Warranties......................................................48
Schedule 2  Excluded Assets...................................................
Schedule 3  The Properties....................................................
Schedule 4  Intellectual Property.............................................
Schedule 5  Leasing Agreements................................................
Schedule 6  Machinery and Equipment...........................................
Schedule 7  Transferring Employees............................................
Schedule 8  Purchased Contracts...............................................
Schedule 9  Letter to Employees...............................................
Schedule 10  Retirement Scheme................................................
Schedule 11  Notice of Transfer of Business...................................
Schedule 12  Insurances.......................................................
Schedule 13  Guarantees.......................................................
Schedule 14  Service Agreement................................................
Schedule 15  David Cheng Service Agreement....................................

Execution.....................................................................


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
Annexures
---------
Annexure 1  CO Air Accounts...................................................
Annexure 2  CO Container Accounts.............................................
Annexure 3  Sinda December Accounts...........................................
Annexure 4  Customer List.....................................................
Annexure 5  CO Air Management Accounts........................................
Annexure 6  CO Container Management Accounts..................................
Annexure 7  Sinda March Accounts..............................................


                                       ii
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                                                                        REDACTED

DATE: 25 August 2000

PARTIES:

(1) CONTINENTAL AIR EXPRESS (HK) LIMITED, a company incorporated in Hong Kong whose registered office is at 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong ("CO AIR (HK)").

(2) CONTINENTAL CONTAINER LINES LIMITED, a company incorporated in Hong Kong whose registered office is at 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong ("CO CONTAINER (HK)"; CO Air (HK) and CO Container (HK) are collectively referred to herein as the "VENDORS" and singly as the "VENDOR").

(3) UNION-TRANSPORT (HK) LIMITED (TO BE RENAMED AS UTI (HK) LIMITED), a company incorporated in Hong Kong with registered number 319402 whose registered office is at 14th Floor, COL Tower, World Trade Square, 123 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong (the "PURCHASER").

(4) CHENG KWAN KOK DAVID of 16C, Block C, The Crescent, 11 Homantin Hill Road, Kowloon, Hong Kong ("DAVID CHENG").

(5) LAI KWOK FAI of Flat J1, Block J, 1st Floor, Beverly Hill, 6 Broadwood Road, Hong Kong ("LAI"; the Vendors, David Cheng and Lai are collectively referred to herein as the "WARRANTORS" and singly as the "WARRANTOR").

(6) LEWIS BILLY BARNHILL of 8505 Freeport Parkway, Suite 170, Irving, Texas 75063, United States of America ("BARNHILL").

(7) FRANCIS RAYMOND BELLO of 182-16 147th Avenue, Jamaica, NY 11413, United States of America ("BELLO").

(8) ALBERT PATRICK CATALDO of 80 Everett Avenue, Suite 301, Chelsea, MA 02150, United States of America ("CATALDO").

(9) CHAN KA MING of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong ("ALEX CHAN").

(10) CHAN KWAN HANG of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong ("TOBBY CHAN").

(11) CHAU HAK CHEONG of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong ("CHAU").

(12) CHENG KWAN LUNG of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong ("JEFFREY CHENG").

                                                                        REDACTED


(13) NG CHUN KA of 11120 S. Hindry Avenue, Unit A, Los Angeles, CA 90045, United States of America ("JOE NG").

(14) NG SAI KUEN of 182-16 147th Avenue, Jamaica, NY 11413, United States of America ("SAI NG"; David Cheng, Lai, Barnhill, Bello, Cataldo, Alex Chan, Tobby Chan, Chau, Jeffrey Cheng, Joe Ng and Sai Ng are collectively referred to herein as the "KEY EMPLOYEES" and singly as the "KEY EMPLOYEE", the Vendors and the Key Employees are collectively referred to herein as the "COVENANTORS" and singly as the "Covenantor").

(15) UTI WORLDWIDE INC., a company incorporated in the British Virgin Islands whose registered office is at 9 Columbus Centre, Pelican Drive, Tortola, British Virgin Islands ("UTI WORLDWIDE").


RECITALS:

(A) The Vendors carry on the business of customs brokerage, freight forwarding, warehousing and distribution and other related services. The Vendors wish to sell and the Purchaser wishes to purchase the business, and the assets used in it, as a going concern on the terms and conditions set out in this Agreement.

(B) The Purchaser requires the Warrantors who have requested the Purchaser to enter into this Agreement, to give such covenants and undertakings as are set out herein as a condition of the Purchaser's entry into this Agreement.

(C) The US Vendors (as hereinafter defined), the US Purchaser (as hereinafter defined) and the Key Employees have executed contemporaneously with this Agreement an agreement (the "US AGREEMENT") for the sale and purchase of the business (and the assets used in it) carried on by the US Vendors on the terms and conditions set out therein.

(D) UTi Worldwide has agreed to guarantee the performance by the Purchaser of its obligations under Clauses 3.1.2.2 to 3.1.2.4.


TERMS AGREED:

1.   DEFINITIONS AND INTERPRETATION

     1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

          "ACCOUNTING DATE"         31 December 1999;


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          "ACCOUNTS"                the CO Air Accounts, the CO Container
                                    Accounts and the Sinda December Accounts;

          "ACCOUNTS RECEIVABLE"     all book debts, trade and other debts, notes
                                    receivable and other rights to payment
                                    arising from the operation of the Business before the Completion Date (including the right to receive payment for services rendered before the Completion Date but not invoiced before such date) and including the benefit of all guarantees and security in respect thereof;

          "ASSETS" the Goodwill, the benefit of the Insurances, Intellectual Property, Machinery and Equipment, Leased Properties, the benefit of the Purchased Contracts, Sales Documentation, the Sinda Interest, Books and Records (other than minute books relating to directors' and shareholders' meetings and statutory books), the Customer List and all other rights and assets used in the Business immediately prior to Completion, but not including the Excluded Assets;

          "ASSOCIATED COMPANY"      (i)    in relation to a company, any
                                           company which is its holding company
                                           or a subsidiary of it or of its
                                           holding company, as those terms are
                                           defined in section 2 of the Companies
                                           Ordinance;

                                    (ii)   in relation to an individual, any
                                           company:

                                           (aa)    in which such individual:

                                                   (1)  controls the composition
                                                        of the board of
                                                        directors;

                                                   (2)  controls more than half
                                                        of the voting power of
                                                        such company; or

                                                   (3)  holds more than half of
                                                        the issued share capital
                                                        (excluding any part of
                                                        it which carries no
                                                        right to participate
                                                        beyond a specified

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                                                                        REDACTED


                                                        amount in a distribution
                                                        of either profits or
                                                        capital); or

                                           (bb)    which is a subsidiary (as
                                                   such term is defined in
                                                   section 2 of the Companies
                                                   Ordinance) of a company which
                                                   falls within any of the
                                                   categories listed in
                                                   paragraph (ii)(aa) above;

          "BOOKS AND RECORDS"       originals and copies in whatever form and
                                    upon whatever media they may be recorded of all registers, books, reports, correspondence, files, records, accounts, documents and other material relating to or used in connection with the Business, the Assets, the Transferring Employees and the customers on the Customer List;

          "BUSINESS"                the business of customs brokerage, freight
                                    forwarding, warehousing and distribution and other related services as carried on by the Vendors immediately prior to Completion including that carried on at the Properties under the names "Continental Air Express
                                    (HK) Limited" and "Continental Container
                                    Lines Limited" and, where the context
                                    permits, shall include the Assets;

          "BUSINESS DAY"            a day (other than a Saturday or a Sunday) on
                                    which banks are generally open for business in Hong Kong;

          "CASH FLOAT"              the cash balance including all cash-in-hand
                                    and at bank, held by the Vendors immediately prior to Completion for the purposes of the Business;

          "CHINESE PARTY"           the PRC joint venture party holding a 49%
                                    equity interest in Sinda;

          "CLASS A LICENCE"         the air transportation sales agency business
                                    operation approval certificate (category 1 cargo transportation) issued by the Civil
                                    Aviation Administration of China and the PRC international cargo transportation agency enterprise approval certificate issued by the Ministry of Foreign Trade and Economic
                                    Co-operation of the PRC;

                                                                        REDACTED


           "CO AIR ACCOUNTS"        the audited financial statements of CO Air
                                    (HK) as at and for the accounting period which ended on the Accounting Date
                                    (comprising a balance sheet, profit and loss account, statement of total recognised gains and losses, statement of source and application of funds, notes and directors' and auditors' report), a copy of which is annexed hereto as Annexure 1 and initialled for the purposes of identification by the Vendors and the Purchaser;

          "CO AIR (CHINA)"          Continental Air Express (China) Co. Ltd., a
                                    company incorporated in the British Virgin
                                    Islands;

          "CO AIR MANAGEMENT
          ACCOUNTS"                 the unaudited balance sheet as at 30 April
                                    2000 and the unaudited profit and loss
                                    account for the period ending on such date of CO Air (HK) Hong Kong office, CO Air (HK)
                                    Shanghai representative office, CO Air (HK)
                                    Guangzhou representative office, CO Air (HK)
                                    Qingdao representative office and CO Air
                                    (HK) Tianjin representative office and the unaudited balance sheet as at 30 April 2000 and the unaudited profit and loss account for the period from 1 April 2000 and ending on 30 April 2000 of CO Air (HK) Beijing representative office, copies of which are annexed hereto as Annexure 5 and initialled for the purposes of identification by the Vendors and the Purchaser;

          "CO CARGO (CA)"           Continental Cargo Logistics Inc., a company
                                    incorporated in the State of California, USA;

          "CO CARGO (NY)"           Continental Cargo Logistics Inc., a company
                                    incorporated in the State of New York, USA;

          "CO CONTAINER ACCOUNTS"   the audited financial statements of CO
                                    Container (HK) as at and for the accounting period which ended on the Accounting Date
                                    (comprising a balance sheet, profit and loss account, statement of source and application of funds, notes and directors' and auditors' report), a copy of which is annexed hereto as Annexure 2 and initialled for the purposes of identification by the Vendors and the Purchaser;

          "CO CONTAINER             the unaudited balance sheet as at 30 April
                                    2000,

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                                                                        REDACTED


          MANAGEMENT
          ACCOUNTS"                 and the unaudited profit and loss account
                                    for the period from 1 April 2000 and ending on such date of CO Container (HK), a copy of which is annexed hereto as Annexure 6 and initialled for the purposes of identification by the Vendors and the Purchaser;

          "CO CONTAINER (US)"       Continental Container Line, Inc., a company
                                    incorporated in the State of New York, USA;

          "COMPANIES ORDINANCE"     the Companies Ordinance (Chapter 32 of the
                                    Laws of Hong Kong);

          "COMPANY"                 a company or body corporate wherever
                                    incorporated;

          "COMPLETION"              completion of the sale and purchase of the
                                    Business pursuant to Clause 6;

          "COMPLETION DATE"         1 September 2000 (or such other date as the
                                    Parties may agree in writing);

          "CONDITIONS"              the conditions specified in Clause 4.1;

          "CUSTOMER LIST"           the list of customers of the Vendors set out
                                    in Annexure 4, as supplemented by written notice to the Purchaser by the Vendors up to and including the Completion Date by the addition of persons with whom the Vendors have transacted business between the date hereof and the Completion Date;

          "DAVID CHENG SERVICE      the service agreement to be entered into
          AGREEMENT"                between the Purchaser and David Cheng
                                    substantially in the form set out in
                                    Schedule 15;

          "DISCLOSURE LETTER"       the letter of today's date from the Vendors
                                    to the Purchaser in the approved terms;

          "ENCUMBRANCES"            all pledges, charges, liens, mortgages,
                                    security interests, pre-emption rights,
                                    options and any other encumbrances or third party rights or claims of any kind (other than repairmens' and similar liens arising or incurred in the ordinary course of the Business and securing obligations not material in amount and provisions constituting reservation and retention of title clauses entered into in the ordinary

                                                                        REDACTED


                                    course of the Business in favour of
                                    suppliers of goods purchased in the ordinary course of the Business);

          "EXAMINATION AND          the Ministry of Foreign Trade and Economic
           APPROVAL AUTHORITY"      Co-operation of the PRC or its relevant
                                    branch which has the authority to approve the transfer of the Sinda Interest from CO
                                    Air (HK) to the Purchaser;

          "EXCLUDED ASSETS"         those assets used in or relating to the
                                    Business which are excluded from the sale and purchase and which are identified in
                                    Schedule 2;

          "GOODWILL"                the goodwill of the Vendors in connection
                                    with the Business including the exclusive right for the Purchaser to represent itself as carrying on the Business in succession to the Vendors;

          "HONG KONG"               the Hong Kong Special Administrative Region
                                    of the PRC;

          "HONG KONG DISCLOSURE     the bundle of documents annexed to the
          BUNDLE"                   Disclosure Letter marked "Hong Kong
                                    Disclosure Bundle" and initialled for
                                    purposes of identification by the
                                    Purchaser's Solicitors and the Vendors'
                                    Solicitors;

          "INSURANCES"              the policies of assurance and insurance,
                                    particulars of which are set out in Schedule
                                    12;

          "INTELLECTUAL PROPERTY"   the following rights arising or used in
                                    connection with the Business (including but not limited to those listed in Schedule 4):

                                    (i)    all patents, registered designs,
                                           design rights, trade marks, service
                                           marks, copyrights, Internet domain
                                           names of any level, rights in circuit
                                           layouts, topography rights, trade and
                                           business names, including the benefit
                                           of all registrations of and
                                           applications to register and rights
                                           to apply for registration of any of
                                           the aforesaid items, and all rights
                                           in the nature of any of the aforesaid
                                           items, anywhere in the world;

                                                                        REDACTED


                                    (ii)   rights in the nature of unfair
                                           competition rights and rights to sue
                                           for passing off;

                                    (iii)  all trade secret, confidentiality and
                                           other proprietary rights, including
                                           all rights to know-how and other
                                           technical information;

                                    (iv)   the benefit of all licences and
                                           permissions granted to or enjoyed by
                                           the Vendors in respect of any of the
                                           foregoing;

          "KEY HK/PRC               David Cheng, Lai, Alex Chan, Tobby Chan and
          EMPLOYEES"                Jeffrey Cheng;

          "LEASED PROPERTIES"       the properties occupied by the Vendors, for
                                    the purposes of the Business, which are
                                    described in Schedule 3 Part 2;

         "LEASES" all the leases, sub-leases, tenancy agreements, sub-tenancy agreements, licences or other documents (including any options for extension or renewal relating thereto) granted or agreed to be granted to either of the Vendors or pursuant to which either of the Vendors holds or occupies any property for the purposes of the Business, details of which are set out in Schedule 3;

          "LEASING AGREEMENTS"      the leasing and hire purchase agreements
                                    listed in Schedule 5;

          "LOGISTICS MANAGEMENT"    The Logistics Management Group Limited, a
                                    company incorporated in the British Virgin
                                    Islands;

          "MACHINERY AND            the movable plant, machinery, vehicles,
          EQUIPMENT"                office and warehouse equipment, computer
                                    hardware and software, furniture and
                                    furnishings, together with all spare parts, accessories and consumable supplies therefor owned or used by the Vendors in the Business immediately prior to Completion (excluding the Excluded Assets and any items which are not owned by the Vendors but for which the Vendors have a right of user pursuant to a Purchased Contract) including without limitation those items which are described in Schedule 6;

                                                                        REDACTED


          "MANAGEMENT ACCOUNTS"     the CO Air Management Accounts and the CO
                                    Container Management Accounts;

          "MONTH"                   calendar month;

          "OCCUPATIONAL             an occupational retirement scheme within the
          RETIREMENT SCHEME"        meaning given to that term in section 2 of
                                    the Occupational Retirement Schemes
                                    Ordinance (Chapter 426 of the Laws of Hong
                                    Kong);

          "OWNED PROPERTIES"        the properties, short particulars of which
                                    are set out in Schedule 3 Part 1;

          "PARTIES"                 the named parties to this Agreement and
                                    their respective successors, personal
                                    representatives and permitted assigns;

          "PATENTS"                 the patents, petty patents and registered
                                    designs and applications therefor listed in
                                    Schedule 4 Part 1;

          "PRC" the People's Republic of China but excluding, for the purposes of this Agreement, Hong Kong, Macau and Taiwan;

          "PROPERTIES"              the Owned Properties and the Leased
                                    Properties;

          "PURCHASE PRICE"          the total price to be paid by the Purchaser
                                    under Clause 3.1 of this Agreement;

          "PURCHASED CONTRACTS"     (i) the Leasing Agreements; (ii) all
                                    contracts for the supply of services by the Vendors in connection with the Business which are in existence at the date hereof and which are not fully performed prior to commencement of business on the Completion
                                    Date (a list of those contracts which are in writing is set out in Schedule 8 Part 1);
                                    (iii) all the written purchase orders or contracts for the purchase by the Vendors of supplies in connection with the Business which are in existence at the date hereof in respect of which delivery has not been made on or before the commencement of business on the Completion Date (a list of which is set out in Schedule 8 Part 2); (iv) all licences granted by the Vendors in relation to the Intellectual Property which are in existence at the date hereof (a list of which is set out in Schedule 8 Part 3); (v) all agreements with airlines, shipping

                                                                        REDACTED


                                    lines, transportation companies and
                                    warehouses in connection with the Business which are in existence at the date hereof and have not been fully performed (a list of which is set out in Schedule 8 Part 4); and
                                    (vii) other than leases under which the
                                    Vendors occupy the Leased Properties, all other contracts entered into in the course of carrying on the Business to which either of the Vendors is a party and which have not been fully performed prior to commencement of business on the Completion Date which relate to the Business and which (a) if entered into prior to the date hereof are listed in Schedule 8 Part 5 or (b) if entered into after the date hereof are approved by the Purchaser under Clause 5.1;

          "PURCHASER'S SOLICITORS"  Baker & McKenzie of 14th Floor, Hutchison
                                    House, 10 Harcourt Road, Central, Hong Kong;

          "RELATED COMPANY"         in relation to the Vendors, a company in
                                    which one or more directors or substantial shareholders of either of the Vendors and/or its holding company either have a beneficial interest or are in a position to exercise significant influence therein;

          "RETAINED PURCHASE        the retained purchase price to be paid by
          PRICE"                    the Purchaser pursuant to Clause 3.1.2;

          "RETIREMENT SCHEME"       the Continental Air Express (HK) Limited
                                    Retirement Scheme registered under the
                                    Occupational Retirement Schemes Ordinance
                                    (Chapter 426 of the Laws of Hong Kong) with registration number R015631(A), which was established by a deed of participation dated
                                    5 July 1996 and all rules and regulations made in connection therewith;

          "SALES DOCUMENTATION"     all sales publications, advertising and
                                    promotional materials, printed terms and conditions of sale, business forms, instructional material and other technical and sales materials which relate to the Business, together with any plates, blocks, negatives, computer discs or tapes and similar items relating to them;

          "SECURITIES ACT"          The United States Securities Act of 1933 (as
                                    amended);

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                                                                        REDACTED


          "SERVICE AGREEMENTS"      the service agreements substantially in the
                                    form set out in Schedule 14;

          "SINDA" Sinda International Transportation Service Co., Ltd. (a Sino-foreign equity joint venture company established under the laws of the PRC;

          "SINDA BUSINESS"          the business of customs brokerage, freight
                                    forwarding, warehousing and distribution and other related services as carried on by Sinda immediately prior to Completion;

          "SINDA DECEMBER           the audited financial statements of Sinda as
          ACCOUNTS"                 at and for the accounting period which ended
                                    on the Accounting Date (comprising a balance sheet, profit and loss account and auditors' report), a copy of which is annexed hereto as Annexure 3 and initialled for the purposes of identification by the Vendors and the Purchaser;

          "SINDA INTEREST"          CO Air (HK)'s 51% equity interest in Sinda;

          "SINDA MARCH ACCOUNTS"    the audited financial statements of Sinda as
                                    at 31 March 2000 and for the period from 1
                                    April 1999 to 31 March 2000 (comprising a balance sheet, profit and loss account and auditors' report), a copy of which is annexed hereto as Annexure 7 and initialled for purposes of identification by the Vendors and the Purchaser;

          "TAX" all forms of taxation, estate duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in Hong Kong or elsewhere and any interest, additional taxation, penalty, surcharge or fine in connection therewith;

          "THIRD PARTY RIGHTS"      the rights given or granted to the Vendors
                                    by third parties for the use by the Vendors of the trade marks, service marks, trade names, patents, designs and copyright as listed in Part 4 of Schedule 4 and know-how and confidential information owned by such third parties and any other rights given to the

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                                                                        REDACTED


                                    Vendors under any agreements including but not limited to, licence, distribution, marketing or sales agreements, for use in or relating to the Business and which rights are assignable from the Vendors to the Purchaser;

          "TRADE MARKS"             the registered trade marks and trade mark
                                    applications listed in Schedule 4 Part 2;

          "TRANSFER CONTRACT"       a contract to be signed by CO Air (HK) and
                                    the Purchaser for effecting the transfer of the Sinda Interest in form and substance satisfactory to the Purchaser;

          "TRANSFERRING EMPLOYEES"  all of the employees of the Vendors whose employment is to be transferred to the
                                    Purchaser, a list of whom appears in
                                    Schedule 7;

          "US BUSINESS"             the business of customs brokerage, freight
                                    forwarding, warehousing and distribution and other related services as carried on by the US Vendors immediately prior to Completion
                                    (as defined in the US Agreement) including that carried on under the names "Continental
                                    Container Line, Inc." and "Continental Cargo
                                    Logistics Inc.";

          "US PURCHASER"            Union-Transport Corporation, a company
                                    incorporated in the State of New York, USA;

          "US VENDORS"              CO Container (US), CO Cargo (NY) and CO
                                    Cargo (CA);

          "USA"                     United States of America;

          "UTI GROUP"               UTi Worldwide and its subsidiaries;

          "VENDORS' SOLICITORS"     Tsang, Chan & Wong of 16th Floor, Wing On
                                    House, 71 Des Voeux Road Central, Hong Kong;

          "WARRANTIES"              the representations, warranties and
                                    undertakings contained or referred to in Clause 14 and Schedule 1;

          "YEAR-ONE NET PROFIT"     subject as provided in Clause 3.2, the net
                                    profit before tax of the Business, the Sinda
                                    Business and


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                                    the US Business for the 12-month period
                                    immediately after Completion;

          "YEAR-TWO NET PROFIT"     subject as provided in Clause 3.2, the net
                                    profit before tax of the Business, the Sinda
                                    Business and the US Business for the
                                    12-month period commencing on the date
                                    immediately after the expiration of 12
                                    months after Completion and ending on the date falling 24 months after Completion;

          "YEAR-THREE NET PROFIT"   subject as provided in Clause 3.2, the net
                                    profit before tax of the Business, the Sinda
                                    Business and the US Business for the
                                    12-month period commencing on the date
                                    immediately after the expiration of 24
                                    months after Completion and ending on the date falling 36 months after Completion;

          "YEARLY NET PROFITS"      the Year-one Net Profit, Year-two Net Profit
                                    and Year-three Net Profit;

          "HK$" Hong Kong dollars, the lawful currency of Hong Kong;

          "RMB"                     Renminbi, the lawful currency of the PRC;
                                    and

          "US$" United States dollars, the lawful currency of the USA.

         1.2 Save where the context otherwise requires words and phrases the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meaning thereby attributed to them.

         1.3 Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

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                                                                        REDACTED


         1.4 References in this Agreement to Clauses, Schedules, Annexures and Attachments are to clauses in and schedules, annexures and attachments to this Agreement (unless the context otherwise requires). The Recitals, Schedules, Annexures and Attachments to this Agreement shall be deemed to form part of this Agreement.

         1.5 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

         1.6 The expressions "CO Air (HK)", "CO Container (HK)", "the Vendors", "the Purchaser", "David Cheng", "Lai", "Barnhill", "Bello", "Cataldo", "Alex Chan", "Tobby Chan", "Chau", "Jeffrey Cheng", "Joe Ng", "Sai Ng", "the Key Employees", "the Covenantors", "UTi Worldwide" and "the Warrantors" shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

         1.7 References to "persons" shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

         1.8 References to writing shall include any methods of producing or reproducing words in a legible and non-transitory form.

         1.9 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

         1.10 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

         1.11 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the Vendors and the Purchaser and a copy of which has been signed for the purposes of identification by or on behalf of those Parties.

         1.12     In construing this Agreement:

                  1.12.1 the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

                  1.12.2 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

                                                                        REDACTED


2.       SALE OF ASSETS

         2.1 Subject to the terms of this Agreement, each of the Vendors shall sell as beneficial owner, and the Purchaser shall purchase, the Business carried on by each of the Vendors respectively as a going concern and all of the Assets relating to the Business carried on by each of the Vendors respectively free from all Encumbrances. The sale and purchase shall take effect from the Completion Date subject to Completion.

         2.2 Nothing in this Agreement shall operate to transfer from the Vendors, nor to impose any obligation or liability on the Purchaser in respect of, any of the Excluded Assets nor any other assets or liabilities of the Vendors except as specifically provided in this Agreement.

3.       PAYMENT OF PURCHASE PRICE

         3.1 The Purchase Price shall be satisfied by the Purchaser as follows:

                  3.1.1 the sum of US$ *** shall be paid on account of the Purchase Price at Completion as provided in Clause 6;

                  3.1.2 the Retained Purchase Price shall be payable as follows:

                           3.1.2.1 the sum of US$ *** shall be payable (subject to the proviso below in this Clause 3.1.2) in cash on or before 31 October 2000;

                                    3.1.2.2  subject to any adjustment pursuant
                                             to Clause 3.3, a sum equal to ***
                                             of *** times the Year-one Net
                                             Profit shall be payable in cash
                                             within 14 months after Completion;

                                    3.1.2.3  subject to any adjustment pursuant
                                             to Clause 3.3, a sum equal to ***
                                             of *** times the Year-two Net
                                             Profit shall be payable in cash
                                             within 26 months after Completion;
                                             and

                                    3.1.2.4  subject to any adjustment pursuant
                                             to Clause 3.3, a sum equal to ***
                                             of *** times the Year-three Net
                                             Profit shall be payable in cash
                                             within 38 months after Completion,


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  treatment.

                                                                        REDACTED


                  in each case by delivery to each of the Vendors of a banker's draft for the amount of payment payable in US dollars to the Vendors in the proportion of *** to CO Air (HK) and *** to CO Container (HK) (or to such other person and in such other proportion as the Vendors in writing may direct) or by such other method as may be agreed by the Vendors and the Purchaser in writing,

                  Provided That if the ordinary shares of UTi Worldwide ("UTI SHARES") are listed on any stock exchange in the USA through an underwritten public offering before 31 October 2000, then the amount of payment payable to the Vendors pursuant to Clause 3.1.2.1 shall be made by way of the allotment and issue to Lai and Jeffrey Cheng (as provided below) in the aggregate of such number of new unregistered, restricted UTi Shares (the "CONSIDERATION SHARES") to be calculated by dividing the said amount of payment by the offer price per share of the UTi Shares in the said public offering (by rounding down to the nearest integral number of shares, if applicable), with any balance (not exceeding the amount of such offer price per share) arising from such rounding down being payable in cash to CO Air (HK). Each of the Vendors, Lai and Jeffrey Cheng hereby agrees that once the number of Consideration Shares have been determined, then the Consideration Shares shall be allotted and issued to Lai and Jeffrey Cheng in the proportion as nearby as possible to 60:40. For the avoidance of doubt, allotment and issue to Lai and Jeffrey Cheng of the Consideration Shares and the payment of the balancing amount to CO Air (HK) in accordance with this proviso to Clause 3.1.2 shall constitute payment, satisfaction and discharge in full of the amount payable to the Vendors pursuant to Clause 3.1.2.1.

         3.2      For the purposes of the calculation of each of the Yearly Net
                  Profits:

                  3.2.1 any cost savings arising from synergies of the Business with other businesses of the Purchaser or synergies of the US Business with other businesses of the US Purchaser as agreed between the Vendors and the Purchaser shall be split *** respectively between the Business and the other businesses of the Purchaser or between the US Business and the other businesses of the US Purchaser, as the case may be;

                  3.2.2 the Purchaser agrees that it will not charge the Business, the Sinda Business or the US Business for the use of the Purchaser's own internally designed information technology software systems. However, any information technology or related costs specifically incurred in connection with the Business, the Sinda Business or the US


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                                       16

                                                                        REDACTED


                           Business will be charged to the Business, the Sinda Business and the US Business at cost;

                  3.2.3 the Purchaser agrees that no head office management fees will be charged to the Business, the Sinda Business or the US Business; and

                  3.2.4 amounts in RMB and in Hong Kong dollars shall be translated into US dollars at:

                           3.2.4.1 the average of the relevant spot buying and selling rates prevailing at or around noon (Hong Kong time) on the last business day in the relevant 12-month period covered by the relevant Yearly Net Profit as quoted by The Hongkong and Shanghai Banking Corporation Limited ("The Hongkong Bank") as may be displayed on the Hexagon System of The Hongkong Bank or such other system of The Hongkong Bank as may replace the Hexagon System for the purpose of displaying spot buying and selling rates of RMB against US dollars or Hong Kong dollars against US dollars (as the case may be) of The Hongkong Bank; and

                           3.2.4.2  if the relevant rate described in Clause
                                    3.2.4.1 is unavailable, the relevant spot buying rate for RMB against US dollars or Hong Kong dollars against US dollars (as the case may be) on the last business day in the relevant 12-month period covered by the relevant Yearly Net Profit displayed on the Reuters Business Briefing system,

                           Provided That in the event that the Purchaser is unable to calculate any of the Yearly Net Profits due to a subsequent merger or acquisition, then the amount of such Yearly Net Profit shall be deemed to be US$5,400,000 (five million four hundred thousand United States dollars) for the purposes of Clause 3.1.2.

         3.3 The unaudited net profit before tax ("UNAUDITED NET PROFIT") of CO Container (US), CO Cargo (NY) and CO Cargo (CA) for the 12-month period ended 31 December 1999 as shown in the respective management accounts for such period are US$778,267, US$609,805 and US$84,403 respectively. The Warrantors undertake to use their best endeavours to deliver to the Purchaser, no later than the date falling 14 months after Completion, audited financial statements (the "US ACCOUNTS") of each of the US Vendors as at and for the accounting period ended on 31 December 1999. The Retained Purchase Price shall be adjusted as follows:

                           3.3.1 if any of the US Accounts are delivered to the Purchaser as provided above and the total audited net profit before tax ("TOTAL AUDITED

                                                                        REDACTED


                                    FIGURE") of those US Vendors (the "AUDITED
                                    US VENDORS") in respect of which the US
                                    Accounts are so delivered, as shown by the relevant US Accounts (which shall be calculated by adding all such net profit figures for each US Vendor and deducting any net loss figure for any US Vendor, and which total amount may therefore be either positive or negative), shall be less than the sum of the Unaudited Net Profit figures for the Audited US Vendors, the Retained Purchase Price payable pursuant to Clauses
                                    3.1.2.2 to 3.1.2.4 shall be reduced by an amount equal to *** times the arithmetic difference between: (1) the sum of the Unaudited Net Profit figures for the Audited US Vendors and (2) the Total Audited Figure; and

                           3.3.2 if the US Accounts for any US Vendor are not delivered to the Purchaser as provided above, the Retained Purchase Price payable pursuant to Clauses 3.1.2.2 to 3.1.2.4 shall be reduced by an amount equal to US$*** for each US Vendor whose US Accounts are not delivered to the Purchaser as provided above,

                  Provided That the adjustments to the Retained Purchase Price in this Clause 3.3 shall: (1) first be made to the Retained Purchase Price payable pursuant to Clause 3.1.2.2; (2) only be made to the Retained Purchase Price payable pursuant to Clause
                  3.1.2.3 to the extent that the amount of adjustment is greater than the original Retained Purchase Price payable pursuant to Clause 3.1.2.2 (before adjustment); and (3) only be made to the Retained Purchase Price payable pursuant to Clause 3.1.2.4 to the extent that the amount of adjustment is greater than the sum of the original Retained Purchase Price payable pursuant to Clauses 3.1.2.2 and 3.1.2.3 (both before adjustment).

         3.4 In consideration of the Vendors entering into this Agreement, UTi Worldwide hereby irrevocably guarantees to each of the Vendors the due and punctual performance and observance by the Purchaser of its obligations under Clauses 3.1.2.2 to 3.1.2.4. If the Purchaser defaults in the performance of any one or more of its obligations under Clauses 3.1.2.2 to 3.1.2.4, UTi Worldwide shall forthwith perform, guarantee the performance of and satisfy the obligation or liability in regard to which such default has been made in the manner prescribed in this Agreement.

         3.5 The guarantees given by UTi Worldwide in Clause 3.4 shall be a continuing security and shall be in addition to and without prejudice to all other legal rights and remedies which the Vendors may have against the Purchaser under this Agreement.


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                                       18
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                                                                        REDACTED


         3.6 UTi Worldwide acknowledges that the Vendors rely and act upon the guarantees of UTi Worldwide under Clauses 3.4 and 3.5 in their decision to enter into this Agreement in the terms herein contained.

         3.7 Subject as provided below in this Clause, any amounts owing by either of the Vendors to the Purchaser may be set-off by the Purchaser against any amount payable by the Purchaser to the Vendors hereunder. For the avoidance of doubt, but without limiting the generality of the foregoing, any amounts owing by either of the Vendors to the Purchaser pursuant to Clause 10 may be set-off by the Purchaser against the Retained Purchase Price, provided that amounts exceeding HK$500,000 owing by either of the Vendors to the Purchaser other than pursuant to Clause 10.1.1 shall have been verified and acknowledged in writing by the relevant Vendor.

4.       CONDITIONS

         4.1      The sale and purchase of the Assets is conditional upon:

                  4.1.1 completion of the sale and purchase of the US Business (and the assets used in it) becoming unconditional in accordance with the terms and conditions set out in the US Agreement;

                  4.1.2 each of the Vendors having complied fully with the obligations set out in Clause 5;

                  4.1.3 delivery by the Vendors to the Purchaser of the Service Agreements for each of the Key HK/PRC Employees (other than David Cheng) (providing for remuneration for each of them substantially on the same terms as set out against each of them respectively in Schedule 7) duly executed by the Key HK/PRC Employees (other than David Cheng); and

                  4.1.4 delivery by the Vendors to the Purchaser of the David Cheng Service Agreement duly executed by David Cheng.

         4.2 The Purchaser may waive all or any of the Conditions at any time by notice in writing to the Vendors' Solicitors.

         4.3 The Vendors shall use their best endeavours to procure the fulfilment of the Conditions on or before the Completion Date.

         4.4 In the event that any of the Conditions shall not have been fulfilled (or waived pursuant to Clause 4.2 by the Purchaser) on the Completion Date, then the Purchaser shall not be bound to proceed with the purchase of the Assets and, save for the provisions of Clauses 1, 4, 18, 19.1, 20.1, 20.2, 20.4, 20.6,
                  20.7, 20.9, 21 and 22 of this Agreement and save in respect of any antecedent breach of this


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                                                                        REDACTED


                  Agreement, all rights and liabilities of the Parties hereunder shall cease and no Party shall have any claim against any other Parties.

5.       PRE-COMPLETION OBLIGATIONS

         5.1 Between the date hereof and the Completion Date, the Vendors shall carry on the Business in the usual and ordinary course consistent with prior practice so as to maintain the same as a going concern (using its best endeavours to preserve its assets, customer and supplier relations, employee relations, business and organisation) and shall ensure that without the prior written consent of the Purchaser:

                  5.1.1 there will be no change, other than changes in the ordinary day-to-day course of business, in the assets or liabilities of the Business;

                  5.1.2 there will be no expenditure of a capital nature exceeding HK$500,000 in value;

                  5.1.3 there will be no acquisition or sale or other disposition of, or creation of any Encumbrance over, any asset used or for use in the Business other than in the ordinary course of the Business;

                  5.1.4 no contracts exceeding 1 month in duration, or which could have a value or liability arising for the Vendors thereunder which could exceed HK$1,000,000 will be entered into, varied or terminated;

                  5.1.5 there will be no variation of, or agreement to terminate, any of the Purchased Contracts;

                  5.1.6 there will be no grant or entry into of any licence, franchise or other agreement or arrangement concerning any part of the Intellectual Property;

                  5.1.7 no change will be made to the terms of employment of any of the Transferring Employees, no Transferring Employee will be dismissed and no one will be hired for employment in the Business;

                  5.1.8 there shall be no variation of terms of any of the Leases or grant of any lease or third party right in respect of any of the Leased Properties;

                  5.1.9 no change will be made in the practices of ordering supplies, shipping goods, invoicing customers and collecting debts to those adopted in relation to the Business prior to the commencement of the negotiations which lead to the execution of this Agreement;


                                       20
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                                                                        REDACTED


                  5.1.10 no changes in management policy of a significant nature will be instituted; and

                  5.1.11 no agreement, conditional or otherwise, to do any of the foregoing shall be made.

         5.2 As from the date of this Agreement, the Vendors will ensure that the Purchaser and any person authorised by it shall be given such access to the Properties and to any other premises from which the Business is carried on, managed or administered and to all the Books and Records as the Purchaser may reasonably request and be permitted to take copies of any such Books and Records. Each of the Vendors will procure that its directors and employees provide the Purchaser promptly during this period all such information and explanations requested by the Purchaser, and any person authorised by it, in relation to the Business or the Assets.

         5.3 The Purchaser hereby undertakes and warrants that it will not prior to Completion, save as required by law or by the rules of any supervisory or regulatory body or securities exchange to which it is subject, divulge any confidential information relating to the Business obtained by it pursuant to this Agreement to any person other than its own officers, employees or professional advisers, provided that the Purchaser and UTi Worldwide may, without obtaining the prior consent of the other Parties, disclose the contents hereof or the matters contemplated herein to any person (including, but not limited to, the underwriters of UTi Worldwide's shares or their counsel) in respect of or in connection with the proposed registration and listing of the ordinary shares of UTi Worldwide on a stock exchange in the USA.

         5.4 The Vendors shall procure that the Purchaser's interest is noted on all Insurances with effect from the Completion Date, and in the event of any loss or damage arising which is covered by such Insurance will take all steps within its power at the request and direction of the Purchaser to recover from the insurers and, subject to Completion, account to the Purchaser for any payment received.

6.       COMPLETION

         6.1 Subject to the provisions of Clause 4, Completion shall take place on the Completion Date at the offices of the Purchaser's Solicitors when all (but not some only) of the following events shall occur:


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                                                                        REDACTED


                  6.1.1    the Vendors shall:

                           6.1.1.1 place the Purchaser in possession of all of the Machinery and Equipment, all information embodying the Intellectual Property, the Sales Documentation and the Customer List (in whatever form and upon whatever media they may be recorded);

                           6.1.1.2 place the Purchaser in possession of all the Books and Records (other than minute books relating to directors' and shareholders' meetings and statutory books);

                           6.1.1.3  deliver to the Purchaser a written
                                    confirmation that the Warrantors are not aware of any matter or thing which is a breach of or inconsistent with any of the Warranties;

                           6.1.1.4 deliver to the Purchaser a certified copy of a resolution of the board of directors of each of the Vendors and a certified copy of a resolution of the shareholders of CO Air
                                    (HK), in each case approving the sale of the Assets on the terms of this Agreement and authorising Mr. David Cheng to execute it for and on behalf of the relevant Vendor;

                           6.1.1.5 deliver to the Purchaser proxies (in such form as the Purchaser may require) executed by each of the directors appointed to the board of directors of Sinda by CO Air (HK) in favour of such person(s) as may be nominated by the Purchaser;

                           6.1.1.6 subject to Clause 17.4, deliver to the Purchaser duly executed assignments or transfer documents (as the case may be) in the approved terms in respect of the assignment or transfer of the licences and permits granted to or enjoyed by the Vendors in respect of the Business to the Purchaser;

                           6.1.1.7 deliver to the Purchaser a declaration of trust by CO (Air) HK in favour of the Purchaser in respect of the Sinda Interest in form and substance reasonably satisfactory to the Purchaser; and

                           6.1.1.8 deliver to the Purchaser a release and waiver by each of Logistics Management and CO Air (China) in favour of the Purchaser in respect of all past, present and future commissions, fees, expenses and other payments whatsoever arising from the carrying on of the Business, in


                                       22
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                                                                        REDACTED


                                    form and substance reasonably satisfactory to the Purchaser; and

                           6.1.2    the Purchaser:

                                    6.1.2.1  shall deliver to each of the
                                             Vendors a banker's draft payable to
                                             the Vendors in the proportion of
                                             *** to CO Air (HK) and *** to CO
                                             Container (HK) (or to such other
                                             person and in such other proportion
                                             as the Vendors in writing may
                                             direct) for the sum of US$*** on
                                             account of the Purchase Price or
                                             pay such amount to the Vendors (or
                                             to such other person and in such
                                             proportion as the Vendors in
                                             writing may direct) by such other
                                             method as may be agreed by the
                                             Vendors and the Purchaser in
                                             writing;

                                    6.1.2.2  shall deliver to the Vendors'
                                             Solicitors a certified copy of a
                                             resolution of the board of
                                             directors of the Purchaser
                                             approving the purchase of the
                                             Business on the terms of this
                                             Agreement and authorising Mr. Alan
                                             Draper to execute it for and on
                                             behalf of the Purchaser; and

                                    6.1.2.3  shall deliver to the Vendors'
                                             Solicitors a certified copy of a
                                             resolution of the board of
                                             directors of UTi Worldwide
                                             approving the terms of and the
                                             guarantees provided by it under
                                             this Agreement and authorising a
                                             specified person(s) to execute this
                                             Agreement for and on behalf of UTi
                                             Worldwide.

         6.2      Without prejudice to any other remedies available to the
                  Purchaser:

                  6.2.1 if in any respect the provisions of Clause 6.1 are not complied with by either of the Vendors on the Completion Date, the Purchaser may proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

                  6.2.2 if the provisions of Clause 6.1.1.4 is not complied with by either of the Vendors on the Completion Date, the Purchaser may rescind this Agreement.


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7.       ASSIGNMENT OR NOVATION OF LEASED PROPERTIES

         Each of the Vendors shall procure the consent or approval of any person who is not a party to this Agreement (including but not limited to the reversioners or mortgagees of the Leased Properties) for the assignment or novation of the Leases in respect of the Leased Properties and shall assign or novate the same to the Purchaser on the terms set out in
         Schedule 3 Part 4.

8.       APPORTIONMENTS

         8.1 The following items of expenditure and income shall be apportioned such that the cost of items of expenditure accrued, or referable to periods, prior to the Completion Date shall be borne by the Vendors and thereafter by the Purchaser and the benefit of items of income accrued, or referable to periods, prior to the Completion Date shall belong to the Vendors and thereafter to the Purchaser:

                  8.1.1 all rents, rates, gas, water, electricity and telephone charges and other outgoings relating to or payable in respect of the Leased Properties;

                  8.1.2 all rents, royalties and other periodical payments receivable in respect of the Business;

                  8.1.3 all vehicle licence fees payable in respect of any motor vehicles included in the Machinery and Equipment;

                  8.1.4 all salaries, wages, accrued holiday pay entitlement, and other emoluments and all statutory contributions, salaries tax and employer's contributions to the Retirement Scheme relating to the employment of the Transferring Employees in the Business;

                  8.1.5 all pre-payments made, and all deposits received, by the Vendors under the Purchased Contracts; and

                  8.1.6 all rents, royalties, licence fees and other periodical payments in respect of the Business.

         8.2 The Vendors and the Purchaser shall use all reasonable endeavours to draw up and agree a statement of the apportionments referred to in Clause 8.1, and the balance owing by either the Vendors or the Purchaser to one another, as soon as practicable after the Completion Date. If such statement has not been prepared and agreed within 30 days after the Completion Date, either the Vendors or the Purchaser may refer the matter for resolution in accordance with the procedure in Clause 16. Payment of the balance agreed, or determined under Clause 16 to be due, shall be made within 14 days after agreement or determination (as the case may be) together with interest on the amount due from and including the Completion Date down to but not including the date of payment at the rate of 2%

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         above the best lending rate from time to time of The Hongkong Bank, compounded on the last days of March, June, September and December in each year.

9. TRANSFER OF BUSINESSES (PROTECTION OF CREDITORS) ORDINANCE (CHAPTER 49 OF THE LAWS OF HONG KONG)

         As soon as practicable after Completion, the Parties shall procure that a notice of transfer relating to the sale and purchase of the Business is published in accordance with the provisions of the Transfer of Businesses (Protection of Creditors) Ordinance. The publication costs in relation thereto shall be borne equally between the Vendors on the one hand and the Purchaser on the other hand. Any such notice shall be in the form set out in Schedule 11 and shall be given without prejudice to the rights and obligations of the Parties, as against each other, under this Agreement.

10.      RESPONSIBILITY FOR LIABILITIES

         10.1 Without prejudice to the Warranties, the Vendors shall be responsible for, and shall keep the Purchaser fully and effectively indemnified against:

                  10.1.1 all debts, obligations and liabilities arising from the carrying on of the Business prior to the Completion Date including, for the avoidance of doubt, all liabilities arising (whether before or after the Completion Date) by virtue of the Transfer of Businesses (Protection of Creditors) Ordinance and all liabilities arising (whether before or after the Completion Date) in respect of warranties given to purchasers of services from the Vendors;

                  10.1.2 all claims by and liabilities to third parties in respect of any negligent act or omission or breach of obligation of the Vendors prior to the Completion Date;

                  10.1.3 all liabilities or obligations to banks or other non-trade creditors, and all Tax liabilities of the Vendors;

                  10.1.4 all obligations and liabilities accrued or falling to be performed under, or arising out of the manner of performance of, the Purchased Contracts up to (but excluding) the Completion Date; and

                  10.1.5 all commissions, fees, expenses, debts, obligations and liabilities owed to Logistics Management and CO Air (China) arising from the carrying on of the Business (whether before or after the Completion
                           Date). The Vendors represent and warrant that no commissions, fees, expenses or any other payments whatsoever arising from the carrying on of the Business shall be payable to Logistics Management or CO Air (China) on or after the Completion Date.


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                                                                        REDACTED



         10.2     With effect from the Completion Date the Purchaser shall:

                  10.2.1 observe and perform or procure to be observed and performed all the obligations of the Vendors under the Purchased Contracts and Leases except insofar as such obligations should have been performed before the Completion Date;

                  10.2.2 assume responsibility for payment for all goods delivered to, or services received by, the Purchaser under the Purchased Contracts and Leases on or after the Completion Date whether the invoices for such goods or services are received before or after the Completion Date; and

                  10.2.3 keep the Vendors fully and effectively indemnified against any liability howsoever arising from the failure of the Purchaser to perform its obligations under Clauses 10.2.1 and 10.2.2.

         10.3 Each of the Vendors agrees with the Purchaser that it will, in accordance with its normal practice, pay, satisfy or discharge all debts, liabilities and obligations relating in any way to the Business which are not expressly assumed by the Purchaser hereunder. If the Purchaser becomes aware that either of the Vendors has failed to discharge any such liabilities and believes that this failure may damage the goodwill of the Business as carried on by the Purchaser after Completion, it may give notice of that fact to the relevant Vendor. If the relevant Vendor does not provide reasonable evidence that the liability in question is disputed, the Purchaser may satisfy such liability on the relevant Vendor's behalf and shall be entitled to immediate reimbursement from the relevant Vendor of the amount paid by the Purchaser, together with interest thereon at the rate of 2% above the best lending rate from time to time of The Hongkong Bank, compounded on the last days of March, June, September and December in each year from and including the date of payment to but not including the date of reimbursement Provided that the said entitlement of the Purchaser to reimbursement shall not arise unless and until the said notice has been duly served on the relevant Vendor with reasonable evidence in support of the Purchaser's claim therein.

         10.4 With effect from the Completion Date all complaints received by the Vendors or the Purchaser from customers of the Business in relation to services rendered prior to the Completion Date shall be dealt with as follows:

                  10.4.1 all such complaints shall be referred in the first instance to the Purchaser who will endeavour to resolve them in accordance with the procedures and practices previously employed by the Vendors in the Business;


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                  10.4.2   if any complaint cannot be resolved by the Purchaser,
                           it shall be referred to the Vendors who shall be responsible at its own expense for resolving the same;

                  10.4.3 each Party will provide any information or assistance reasonably requested by another Party in dealing with complaints under this Clause 10.4;

                  10.4.4 the Vendors will reimburse to the Purchaser on demand all reasonable expenses and costs incurred in dealing with complaints under this Clause 10.4 including, without limitation, the full cost of its employees' time involved;

                  10.4.5 the Purchaser will not make any admission of liability in relation to any complaint without the relevant Vendor's prior consent (which shall not be unreasonably withheld or delayed) but shall otherwise be free to deal with complaints in a manner consistent with prior practice so as to maintain and preserve the goodwill of the Business.

11.      THIRD PARTY CONSENTS

         11.1 If any consent or approval of any person who is not a party to this Agreement is required for the transfer to the Purchaser of the benefit of any of the Purchased Contracts and any such consent or approval has not been received at or prior to
                  Completion:

                  11.1.1 this Agreement shall not constitute an assignment or attempted assignment of any such Purchased Contract whose terms would be broken by an assignment or attempted assignment;

                  11.1.2 the assignment of each such Purchased Contract shall be conditional upon such consent which the Vendors shall use their best endeavours to obtain as soon as practicable; and

                  11.1.3 until such time as such consent or approval is received to the satisfaction of the Purchaser, the Vendors shall be deemed to be holding the benefit thereof in trust for the Purchaser.

         11.2 The Transfer Contract and the amendment contract referred to in Clause 17.9.3 shall be conditional upon the approvals of the Examination and Approval Authority and the Civil Aviation Administration of China referred to in Clause 17.10 and shall take effect from the date of obtaining the same or from such other date(s) as may be specified in such approvals.

         11.3 Upon Completion and until such time as the approvals referred to in Clause 17.10 are obtained, to the satisfaction of the
                  Purchaser:


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
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                  11.3.1   the Warrantors shall, subject to receipt of a Request
                           referred to in Clause 15.2 to change the name of CO Air (HK), procure that CO Air (HK) shall remain validly in existence in the same name as that at the date hereof and CO Air (HK) shall be deemed to be holding the Sinda Interest in trust for the Purchaser;

                  11.3.2 CO Air (HK) shall, and shall procure the Chinese Party and Sinda to, carry on the business of Sinda in the usual and ordinary course so as to maintain the same as a going concern (using their respective best endeavours to preserve the assets, customer and supplier relations, permits and licences, employee relations, business and organisation of Sinda); and

                  11.3.3   the Purchaser shall reimburse and indemnify CO Air
                           (HK) on a full indemnity basis from and against all costs, proceedings, claims, demands and expenses which may be incurred by CO Air (HK) in connection with and incidental to its holding of the Sinda Interest in trust for the Purchaser after the Completion Date otherwise than due to the negligence, wilful default or fraud on the part of CO Air (HK) or its directors, officers and agents.

         11.4 Once the approvals referred to in Clause 17.10 have been obtained, the Vendors shall, and shall procure the Chinese Party and Sinda to, attend to the amendment of all existing permits and licences held by Sinda (including, without limitation, the Class "A" Licence) to reflect the change in, inter alia, the foreign joint venture party from CO Air (HK) to the Purchaser and all other matters incidental thereto.

12.      EMPLOYEES

         12.1 The Purchaser agrees that the Transferring Employees shall be offered employment with the Purchaser with effect from the Completion Date on terms no less favourable than those then enjoyed with the relevant Vendor.

         12.2 On the date hereof, the Vendors and the Purchaser will jointly inform each of the Transferring Employees, whose employment is subject to and governed by Hong Kong law, in writing of the sale of the business hereby agreed and will issue a joint letter in the terms set out in Schedule 9 to each such Transferring Employee giving notice of termination of his employment with the relevant Vendor and containing an offer by the Purchaser of re-engagement of such employee on terms no less favourable than his then existing terms of employment.

         12.3 The Vendors shall use all reasonable endeavours to persuade the Transferring Employees to accept employment with the Purchaser on such terms as aforesaid.


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
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         12.4     The Vendors shall fully indemnify and keep indemnified the
                  Purchaser against any claim for wrongful dismissal or unreasonable dismissal, redundancy or otherwise that may hereafter be made against the Purchaser by any person who was at any time an employee of the Vendors in connection with the Business, other than those Transferring Employees who accept employment with the Purchaser, including any claims arising out of their terms of employment or under the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) and against any other claims arising from the termination of their employments provided however that the Vendors shall also indemnify and keep indemnified the Purchaser against any such claims brought by any Transferring Employees who accept employment with the Purchaser to the extent that such claims relate or are referable to a period or periods of employment before the Completion Date.

         12.5 Save with the prior consent in writing of the Purchaser the Vendors shall not terminate the employment or make any variation in the terms of employment of any of the Transferring Employees (whether immediate, conditional or prospective) at any time after the signing hereof and before the Completion Date.

         12.6 Notwithstanding Clause 12.4, the Vendors hereby agree and undertake to indemnify the Purchaser at all times from and against all actions, proceedings, costs, claims, damages, demands, expenses and liabilities:

                  12.6.1 arising out of or in any way connected with the Transferring Employees during the period when they were in the relevant Vendor's employ on or before the Completion Date, including without prejudice to the generality of the foregoing:

                           12.6.1.1 any breach by the relevant Vendor of any
                                    obligation under or in connection with their contracts of employment;

                           12.6.1.2 any breach by the relevant Vendor of any
                                    other obligation or any duty (whether
                                    statutory or otherwise) owed by the relevant
                                    Vendor to any of the Transferring Employees or to any trade union(s) or employee representatives in respect of the Transferring Employees; and

                  12.6.2 arising out of or in relation to any claims brought by the Transferring Employees (or any of them) under the Sex Discrimination Ordinance (Chapter 480 of the Laws of Hong Kong), the Disability Discrimination Ordinance (Chapter 487 of the Laws of Hong Kong) or the Family Status Discrimination Ordinance (Chapter 527 of the Laws of Hong Kong) or any other laws conferring protection against discrimination, harassment, victimisation or vilification by reason of age, gender, race, religion, family circumstances or disability, insofar as such claims relate in whole or in part to the period when the

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
                                                                        REDACTED



                           Transferring Employees were in the employ of the relevant Vendor (or any predecessor of the relevant Vendor).

13.      RETIREMENT SCHEME

         The Retirement Scheme operated in respect of the Transferring Employees shall be dealt with in accordance with Schedule 10.

14.      WARRANTIES

         14.1 The Warrantors jointly and severally represent, warrant and undertake to and with the Purchaser that each of the Warranties is now and will at Completion be true and accurate.

         14.2 The Warranties are given subject to matters fully, fairly and specifically disclosed in the Disclosure Letter but no other information relating to the Business of which the Purchaser has knowledge (actual or constructive) and no investigation by or on behalf of the Purchaser shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any amount recoverable and liability in respect thereof shall not be confined to breaches discovered before Completion. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of this Agreement unless the same is accepted as such by the Purchaser and is expressly referred to in the Disclosure Letter.

         14.3 The Warrantors acknowledge that the Purchaser has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.

         14.4 Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it, the Warrantors hereby jointly and severally undertake to indemnify the Purchaser at all times from and against all and any diminution in the value of the Business or the Assets and all and any losses, damages, interest, costs or expenses whatsoever suffered or incurred by the Purchaser as a result of any breach of any of the Warranties including any costs (including legal costs on a solicitor and own client basis), expenses or other liabilities which the Purchaser may incur either before or after the commencement of any action in connection with (i) any legal proceedings in which the Purchaser claims that any of the Warranties has been broken or is untrue or misleading and in which judgment is given for the Purchaser or (ii) the enforcement of any settlement of, or judgment in respect of such claim.

         14.5 Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement nor by anything in the Disclosure Letter which is not expressly referenced to the Warranty concerned.


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
                                                                        REDACTED



         14.6 Where any statement in the Warranties or any confirmation or certificate given by the Vendors or the Warrantors under or pursuant to this Agreement is qualified by the expression "so far as the Warrantors are aware", "so far as the Vendors are aware", "to the best of the Warrantors' knowledge and belief" or "to the best of the Vendors' knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry.

         14.7 The Warrantors hereby agree with the Purchaser to waive any rights which they may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied or given by any of the Transferring Employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

         14.8 The Warrantors shall not, and shall procure that (save only as may be necessary to give effect to this Agreement) none of their respective Associated Companies shall, do, allow or procure any act or omission before Completion which will cause the Warrantors to be in breach of any of the Warranties when given at Completion.

         14.9 The Warrantors hereby agree to disclose promptly to the Purchaser in writing immediately upon becoming aware of the same, any matter, event or circumstance (including any omission to act) which may arise or become known to it after the date of this Agreement and before Completion which:

                  14.9.1 constitutes a breach of or is inconsistent with any of the Warranties or will constitute a breach of any of the Warranties when given at Completion; or

                  14.9.2 has, or is likely to have, an adverse effect on the financial position or prospects of the Business.

         14.10 The Vendors shall give to the Purchaser and its solicitors and accountants both before and after Completion all such information and documentation relating to the Business and the Assets as the Purchaser shall reasonably require to enable it to satisfy itself as to the accuracy and due observance of the Warranties.

         14.11    The liability of the Warrantors under the Warranties:

                  14.11.1 shall save in relation to paragraphs 1.7, 2.1 to 2.11 and 7.6 of Schedule 1 (the "ENDURING WARRANTIES") cease after 2 years except in respect of matters which have been the subject of a written claim made before such date by the Purchaser or the Purchaser's Solicitors to the Vendors;

                                                                        REDACTED



                  14.11.2 shall in relation to the Enduring Warranties cease after 3 years except in respect of matters which have been the subject of a written claim made before such date by the Purchaser or the Purchaser's Solicitors to the Vendors;

                  14.11.3 shall be limited to a maximum amount equal to the aggregate amount of the Purchase Price,

                  unless in any case the relevant claim or claims has arisen by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of the Warrantors or any Associated Company of the Vendors or in any case where the relevant claim(s) is/are material and such claim(s) has/have arisen by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of their respective agents, officers or employees, in which event there shall be no limit under this Agreement on the amount recoverable by the Purchaser from the Warrantors in respect of such claim or claims or the time within which such claim or claims may be brought.

         14.12 The provisions of this Clause 14.12 shall operate to limit the liability of the Warrantors in respect of any claim under or in connection with the Warranties and references to "claim" or "claims" shall be construed accordingly. The Purchaser and the Warrantors agree as follows:

                  14.12.1 in the event that the Purchaser is entitled to recover any sum (whether by payment, discount, credit, set-off or otherwise) from any third party in respect of any matter for which a claim has been made against the Warrantors pursuant to this Clause 14 and in respect of which it has received payment from the Warrantors, the Purchaser shall as soon as reasonably practicable account to the Warrantors in respect of any amount so recovered from such third party (after deduction of all reasonable costs and expenses of the recovery);

                  14.12.2 in the event that a claim against the Warrantors arises as a result of or in connection with a liability to or a dispute with any third party, the Purchaser shall notify the Warrantors in writing of any such third party claim and take such action as the Warrantors may reasonably require to avoid, resist, contest or compromise any such claim, provided that:

                           14.12.2.1 the Purchaser is indemnified to its
                                     reasonable satisfaction by the Warrantors against any reasonable cost and expenses and any liabilities, penalties and fines which may be incurred by the Purchaser in taking such action; and

                           14.12.2.2 the Purchaser shall not, in any event, be
                                     required to take any steps which would
                                     affect the future conduct of the Business, the business of the Purchaser or any member of

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                                                                        REDACTED



                                     the UTi Group or affect the rights or
                                     reputations of any of them;

                  14.12.3 any claim made by the Purchaser for breach of Warranty shall be reduced by the amount of any payment made by the Warrantors in respect of the same facts or circumstances pursuant to the other provisions of this Agreement;

                  14.12.4 nothing in this Agreement shall limit or restrict the Purchaser's general obligation at law to take reasonable steps to mitigate any loss or damage which it may incur in consequence of any matter giving rise to a potential claim under this Agreement;

                  14.12.5 the Vendors shall be under no liability in respect of a breach of any of the Warranties unless the Vendors shall have received written notice thereof from the Purchaser; and

                  14.12.6 the Vendors shall be under no liability in respect of any breach of the Warranties if such liability would not have arisen but for something voluntarily done or omitted to be done (other than required by law or pursuant to a legally binding commitment created on or before Completion) by the Purchaser after the Completion Date and otherwise than in the ordinary course of business.

         14.13 The Warranties together with any provisions of this Agreement which shall not have been fully performed at Completion shall remain in force notwithstanding Completion.

         14.14 If any sum payable by the Warrantors under this Clause 14 shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto) such payment shall be increased by such an amount as shall ensure that after deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.

15.      RESTRICTION OF COVENANTORS

         15.1 Each of the Covenantors undertakes with the Purchaser that, except with the consent in writing of the Purchaser, it shall not and shall procure that each Associated Company of the Covenantors shall not, either on its own account or in conjunction with or on behalf of any person, firm or company:

                  15.1.1 for the period of 5 years after Completion, within any country in which the Business has been carried on during the year preceding the date hereof carry on or be engaged, concerned or interested, directly or indirectly, whether as a shareholder, director, employee, partner, agent

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                                                                        REDACTED



                           or otherwise in carrying on any trade, business or undertaking which is in competition with the Business (other than as a holder of not more than 5% of the issued shares or debentures of any company listed on a stock exchange);

                  15.1.2 for the period of 5 years after Completion canvass, solicit or entice away from the Purchaser or any Associated Company of the Purchaser the custom of any person, firm, company or organisation who shall at any time within the year preceding the Completion Date have been a customer, client, identified prospective customer or client, representative, agent, or correspondent of the Business or in the habit of dealing with the Business or enter into any contract for sale and purchase or accept business from any such person, firm, company or organisation in competition with the Business as carried on after Completion by the Purchaser or any of its Associated Companies;

                  15.1.3 for the period of 5 years after Completion employ, solicit, entice away from the Purchaser any of the Transferring Employees whether or not such person would commit a breach of contract by reason of leaving such employment;

                  15.1.4 save only for the purposes of preparing its accounts, financial statements and Tax returns, at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Purchaser whose province it is to know the same) any information (other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Business, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business and shall use its best endeavours to prevent the publication or disclosure of any such information;

                  15.1.5 at any time hereafter in relation to any trade, business or company (other than any trade or business carried on by the Purchaser or other members of the UTi Group) use a name or trade mark including the word or symbol "Continental" or its Chinese equivalent or any word or symbol confusingly similar thereto in such a way as to be capable of or likely to be confused with the name or any trade mark of the Business;

                  15.1.6 attempt, counsel, procure or otherwise assist any person to do any of the acts referred to in Clauses
                           15.1.1 to 15.1.5.

         15.2 The Warrantors agree to procure the passing by the shareholders of each of the Vendors of a special resolution changing the name of the relevant Vendor to a name which does not include "Continental" or its Chinese equivalent, upon


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                                                                        REDACTED



                  request in writing by the Purchaser to the relevant Vendor (the "REQUEST"). The Warrantors shall deliver to the Purchaser not later than 30 days after the date of the relevant Request a certified copy of the certificate of change of name issued by the Companies Registry giving effect to such change of name.

         15.3     Each of the Covenantors acknowledges that:

                  15.3.1 the undertakings given in Clause 15.1 are material to the Purchaser's decision to enter into this Agreement; and

                  15.3.2   the restrictions contained in Clause 15.1 are:

                           15.3.2.1 fair and reasonable with regard to subject
                                    matter, area and duration; and

                           15.3.2.2 reasonably required by the Purchaser to
                                    protect the Business and the Assets.

         15.4 While the restrictions contained in Clause 15.1 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

15A.     INVESTOR REPRESENTATIONS AND COVENANTS OF LAI AND JEFFREY CHENG

         Each of Lai and Jeffrey Cheng jointly and severally represents, warrants and covenants to the Purchaser and for the benefit of UTi Worldwide as follows:

         15A.1 Neither Lai nor Jeffrey Cheng is a citizen or resident of the USA. Each of Lai and Jeffrey Cheng made the investment decision to accept Consideration Shares at their respective addresses set out in Clause 21 and such addresses are their respective addresses.

         15A.2 Each of Lai and Jeffrey Cheng is aware of UTi Worldwide's business affairs and financial condition, and has acquired sufficient information about UTi Worldwide, with the assistance of management of UTi Worldwide, to reach an informed and knowledgeable decision to acquire the Consideration Shares. Each of Lai and Jeffrey Cheng is capable of evaluating the merits and risks of its acquisition of the Consideration Shares.


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                                                                        REDACTED



         15A.3 Each of Lai and Jeffrey Cheng is acquiring the Consideration Shares for his own account, for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" of the Consideration Shares for purposes of the Securities Act. Lai and Jeffrey Cheng understand that the Consideration Shares are offered and sold pursuant to an exemption from registration under the Securities Act based in part upon Lai's and Jeffrey Cheng's representations and covenants in this Clause 15A.

         15A.4 Each of Lai and Jeffrey Cheng understands, that, as of the date of allotment and issue of the Consideration Shares, the Consideration Shares have not been registered under the Securities Act and that the Consideration Shares will not be registered. Lai and Jeffrey Cheng also understand and agree that they will not receive registration rights in connection with the Consideration Shares.

         15A.5 Each of Lai and Jeffrey Cheng is an "accredited investor" as defined in Regulation D under the Securities Act and can afford the financial risk of the complete loss of his investment in the Consideration Shares.

         15A.6 Lai and Jeffrey Cheng understand that the Consideration Shares are not transferable and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the certificates representing the Consideration Shares to be issued to Lai and Jeffrey Cheng will be imprinted with a customary legend under the Securities Act restricting transfer without an opinion of counsel as to an available exemption from registration in connection with the transfer. Each of Lai and Jeffrey Cheng further understands and agrees that, to the extent requested or required by any underwriter in a underwritten public offering, each of Lai's and Jeffrey Cheng's Consideration Shares will be subject to any remaining term of any applicable "market stand-off" or "lock-up" agreement related to that public offering.

16.      INDEPENDENT ACCOUNTANTS

         If any difference of opinion arises between the Vendors and the Purchaser or their respective accountants, in relation to any provision of this Agreement in respect of which either the Vendors or the Purchaser is expressed to have the right to refer such matter for determination pursuant to this Clause 16, subject to any time period referred to in the relevant provision during which either the Vendors or the Purchaser must seek to resolve the dispute before referring it for determination pursuant to this Clause 16 having expired, either the Vendors or the Purchaser may refer the matter to an independent firm of accountants for resolution as follows:

         16.1 the independent firm shall be jointly agreed by the Vendors and the Purchaser or, if no agreement is reached within 10 days after either the Vendors or the Purchaser notifies the other that it wishes to appoint a firm under this Clause 16, shall be appointed at the request of either the Vendors or the Purchaser by the President of the Hong Kong Society of Accountants;


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         16.2     the independent firm shall be requested to resolve the matter in dispute applying the terms of this Agreement;

         16.3 the determination of the independent firm shall be final and binding on the Vendors and the Purchaser in the absence of manifest error;

         16.4 the costs of the independent firm shall be shared by the Vendors on the one part and the Purchaser on the other part equally.

17.      FURTHER OBLIGATIONS AND INTENTIONS

         17.1 If at any time within 38 months after Completion there is a change in the ownership or control, direct or indirect, of shares carrying more than 50% of the voting rights attaching to the issued share capital of the Purchaser (except within the group of companies of which the Purchaser is a member at the date hereof), the Purchaser undertakes to procure that the acquirer of such ownership or control guarantees to the Vendors the due and punctual performance by the Purchaser of its obligations hereunder.

         17.2 In the event that any of the Key HK/PRC Employees is given diminished responsibilities during the period of 36 months after Completion, his base salary and benefits will not be reduced during this period.

         17.3 In the event that any of the Key HK/PRC Employees is required to relocate, then his reasonable relocation costs will be paid and compensation will be made in his remuneration package for tax differentials.

         17.4 Each of the Vendors undertakes that it will use its best endeavours to obtain all necessary approvals in respect of the transfer or assignment to the Purchaser of all licences and permits granted to or enjoyed by the relevant Vendor in respect of the Business (including, and without limiting the generality of the foregoing, the IATA licence held by CO Air
                  (HK)) and to transfer or assign (as the case may be) all such licences and permits to the Purchaser at Completion (if no approval is required in respect of such transfer or assignment) or, where such approval is required, within 30 days after attainment of the same Provided That the Purchaser shall reimburse the Vendors for all reasonable costs and expenses incurred by the Vendors in connection with such approval, transfer and assignment.

         17.5 CO Air (HK) undertakes that it will use its best endeavours to obtain all necessary approvals in respect of the transfer or assignment by CO Air (HK) to the Purchaser of the ISO 9002:
                  1994 accreditation given by Lloyd's Register Quality Assurance to it for the provision of air import freight forwarding services and to transfer or assign the same to the Purchaser within 30 days after obtaining such approval (unless the same is waived by the Purchaser) Provided That the Purchaser shall reimburse the Vendors for all reasonable costs and expenses


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
                                                                        REDACTED



                  incurred by the Vendors in connection with such approval, transfer and assignment.

         17.6 Within 120 days after the Completion Date (or such longer time as shall be agreed between the Vendors and the Purchaser):

                  17.6.1   the Vendors shall:

                           17.6.1.1 deliver to the Purchaser duly executed
                                    assignments in the approved terms of the Trade Marks, Patents, other Intellectual Property and the Purchased Contracts;

                           17.6.1.2 complete the assignment or novation to the
                                    Purchaser of the Leases in respect of the Leased Properties in accordance with the terms contained or referred to in Schedule 3
                                    Part 4; and

                  17.6.2   the Purchaser shall:

                           17.6.2.1 subject to receipt of the documents referred
                                    to in Clause 17.6.1.1 from the Vendors,
                                    deliver to the Vendors' Solicitors as soon as reasonably practicable thereafter duly executed counterparts of such documents; and

                           17.6.2.2 subject to receipt of the documents referred
                                    to in Clause 17.6.1.2 from the Vendors,
                                    deliver to the Vendors' Solicitors as soon as reasonably practicable thereafter the documents required to be delivered by it on completion of the assignment or novation of the Leases in respect of the Leased Properties in accordance with the terms contained or referred to in Schedule 3 Part 4.

         17.7 The Purchaser shall use its best endeavours to procure the release of the guarantees and indemnities given to carriers in respect of the Business within 120 days after the Completion Date, the particulars of which are set out in Schedule 13.

         17.8 As soon as is reasonably practicable after the Completion Date, the Vendors shall use their reasonable endeavours to make enquiries in relation to the costs and procedures involved for obtaining: (1) a written consent and waiver issued by the Chinese Party acknowledging its consent to the transfer of the Sinda Interest by CO Air (HK) to the Purchaser and waiving its pre-emptive right to purchase such interest;
                  (2) the approval by the Examination and Approval Authority of the Transfer Contract and the transactions contemplated therein and the amendment contract referred to in Clause 17.9.3; and (3) the approval by the Civil Aviation Administration of China for the change in the foreign joint venture party of Sinda,

                                                                        REDACTED



                  and to give notice thereof promptly to the Purchaser. The Purchaser may in its absolute discretion decide if, given the costs and procedures involved, the said consent and waiver and approvals should be obtained, and shall give notice of its decision to the Vendors. If the Purchaser gives notice to the Vendors that the said consent and waiver and approvals should be obtained, the Purchaser agrees and undertakes to be responsible for and reimburse CO Air (HK) for all reasonable costs and expenses incurred by CO Air (HK) in respect thereof Provided That the amount of such costs and expenses shall not exceed the same amounts set out in the notice to the Purchaser of the Vendors' said enquiries (unless the prior written approval of the Purchaser is obtained).

         17.9 If the Purchaser gives the notice referred to in Clause 17.8 to the Vendors that the said consent and waiver and approvals should be obtained, the Vendors shall use their best endeavours to deliver to the Purchaser as soon as is reasonably practicable thereafter and in any event no later than 30 days thereafter:-

                  17.9.1 the Transfer Contract which has been duly executed by CO Air (HK), in form and substance satisfactory to the Purchaser;

                  17.9.2 a written consent and waiver issued by the Chinese Party acknowledging its consent to the transfer of the Sinda Interest by CO Air (HK) to the Purchaser and waiving its pre-emptive right to purchase such interest, in form and substance satisfactory to the Purchaser;

                  17.9.3 an amendment contract duly executed by CO Air (HK) and the Chinese Party to amend the Joint Venture Contract and the Articles of Association of Sinda, in form and substance satisfactory to the Purchaser;

                  17.9.4 a unanimous resolution of the board of directors of Sinda in the approved terms approving, inter alia:

                           17.9.4.1 the sale of the Sinda Interest by CO Air
                                    (HK) to the Purchaser pursuant to the terms of the Transfer Contract;

                           17.9.4.2 the amendment of the Joint Venture Contract
                                    and the Articles of Association of Sinda in the manner contemplated in the amendment contract referred to in Clause 17.9.3;

                           17.9.4.3 the Transfer Contract; and

                           17.9.4.4 the amendment contract referred to in Clause
                                    17.9.3.


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
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         17.10    The Vendors shall as soon as is reasonably practicable after delivery of the documents to the Purchaser in accordance with Clause 17.9 and in any event no later than 30 days thereafter apply, and shall procure the Chinese Party and Sinda to apply, to the Examination and Approval Authority for approval of the Transfer Contract and the transactions contemplated therein and the amendment contract referred to in Clause 17.9.3 and to submit thereto such additional documents as they may require and to comply with all demands and requests thereof and to apply to the Civil Aviation Administration of China for approval of the change in the foreign joint venture party of Sinda.

         17.11 The Vendors shall, and shall procure the Chinese Party and Sinda to, deliver to the Purchaser forthwith upon receipt thereof:

                  17.11.1 evidence of approval by the Examination and Approval Authority of the Transfer Contract, the amendment contract referred to in Clause 17.9.3 and the transactions contemplated in the Transfer Contract and such amendment contract, respectively (including, but not limited to, official reply, amended approval certificate and amended business licence of Sinda);

                  17.11.2 evidence of approval by the Civil Aviation Administration of China of the change in the foreign joint venture party of Sinda; and

                  17.11.3 all permits and licences held by Sinda and amended pursuant to Clause 11.4.

18.      RESTRICTION ON ANNOUNCEMENTS

         Each of the Parties undertakes that prior to Completion it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any party to this Agreement is subject) make any announcement in connection with this Agreement unless the other Parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

19.      COSTS

         19.1 Save as otherwise provided herein, each Party shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

         19.2 All stamp duty, registration fees, notarisation fees, consent fees, approval charges and other fees, charges and costs properly payable by the Vendors to any government authorities and third parties in connection with or incidental to the transfer, assignment, novation and other rights of the Vendors to the Purchaser so as to give effect and place control of the Business in the hands of the Purchaser shall, subject to the prior approval of the Purchaser before any such payment is

                                                                        REDACTED



                  made by the Vendors, be borne and paid wholly by the Purchaser. For the avoidance of doubt, the said fees, charges and costs shall not include capital gain taxes, profits taxes and other forms of taxation levied on the Vendors, which taxes shall be borne and paid solely by the Vendors themselves.

20.      GENERAL

         20.1 This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives, successors and permitted assigns of the Parties.

         20.2 This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them or between the Vendors and the Purchaser relating to the subject matter hereof and the proposal letter dated 13 April 2000 from the Union Transport Group to the Continental Group; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

         20.3 All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

         20.4 Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Purchaser may be entitled in respect of any breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy.

         20.5 Upon and after Completion the Vendors shall do and execute and deliver or procure to be done and executed and delivered all such further acts, deeds, documents, instruments of conveyance, assignment and transfer and things, if applicable, to give effect to the terms of this Agreement, to place control of the Business in the hands of the Purchaser and as the Purchaser may request in order effectively to convey, transfer, vest and record title to each of the Assets in the Purchaser and pending the doing of such acts, deeds, documents and things the Vendors shall as from Completion hold the legal estate in each of the Assets in trust for the Purchaser to the extent that it shall not have transferred to the Purchaser.

         20.6 No failure of the Purchaser to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.




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
                                                                        REDACTED



         20.7 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

         20.8 The Vendors shall after Completion give all such assistance and provide access for the Purchaser to all such information, documents, accounting books and other records of the Business as the Purchaser may reasonably require for the purpose of enabling the Purchaser to respond to enquiries of or make returns to any Tax authority and to negotiate any liability to Tax.

         20.9 This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

21.      NOTICES

         Any notice required to be given by any Party to any other shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post (airmail if to an overseas address) or by facsimile transmission to its address or facsimile number given below or such other address or facsimile number as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery, any notice served by facsimile transmission shall be deemed to have been served when sent and any notice served by prepaid registered letter shall be deemed to have been served 48 hours (72 hours in the case of a letter sent by airmail to an address in another country) after the time at which it was posted and in proving service it shall be sufficient (in the case of service by hand and prepaid registered letter) to prove that the notice was properly addressed and delivered or posted, as the case may be, and in the case of service by facsimile transmission to prove that the transmission was confirmed as sent error-free by the originating machine.

         To the Vendors    :        Continental Air Express (HK) Limited/
                                    Continental Container Lines Limited
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.       :     (852) 2338 6603
                                    Attention     :     David Cheng/Wendy Cheng


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
                                                                        REDACTED



         To the Purchaser  :        Union-Transport (HK) Limited
                                    14th Floor, COL Tower
                                    World Trade Square
                                    123 Hoi Bun Road
                                    Kwun Tong
                                    Kowloon
                                    Hong Kong

                                    Fax no.       :     (852) 2751 9318
                                    Attention     :     Edmund Chan


         To David Cheng    :        Cheng Kwan Kok David
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.       :     (852) 2338 6603


         To Lai            :        Lai Kwok Fai
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.       :     (852) 2338 6603


         To Barnhill       :        Lewis Billy Barnhill
                                    8505 Freeport Parkway, Suite 170
                                    Irving
                                    Texas 75063
                                    United States of America


         To Bello          :        Francis Raymond Bello
                                    182-16 147th Avenue
                                    Jamaica
                                    NY 11413
                                    United States of America

                                                                        REDACTED



         To Cataldo        :        Albert Patrick Cataldo
                                    80 Everett Avenue, Suite 301
                                    Chelsea
                                    MA 02150
                                    United States of America


         To Alex Chan      :        Chan Ka Ming
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.       :     (852) 2338 6603


         To Tobby Chan     :        Chan Kwan Hang
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.       :     (852) 2338 6603


         To Chau           :        Chau Hak Cheong
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.       :     (852) 2338 6603


         To Jeffrey Cheng  :        Cheng Kwan Lung
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.       :     (852) 2338 6603

                                                                        REDACTED



         To Joe Ng         :        Ng Chun Ka
                                    11120 S. Hindry Avenue, Unit A
                                    Los Angeles
                                    CA 90045
                                    United States of America


         To Sai Ng         :        Ng Sai Kuen
                                    182-16 147th Avenue
                                    Jamaica
                                    NY 11413
                                    United States of America


         To UTi Worldwide  :        UTi Worldwide Inc.
                                    19443 Laurel Park Road
                                    Suite #107
                                    Rancho Dominguez
                                    CA 90220
                                    United States of America

                                    Fax no.       :     1 (310) 604 8411
                                    Attention     :     Lawrence Samuels

22.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

         22.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong for the purpose of enforcing any claim arising hereunder.

         22.2 UTi Worldwide hereby irrevocably appoints B. & McK. Nominees Limited c/o Baker & McKenzie of 1401 Hutchison House, 10 Harcourt Road, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of UTi Worldwide for this purpose, UTi Worldwide shall promptly appoint a successor agent satisfactory to the Vendors, notify the Vendors thereof and deliver to the Vendors a copy of the new process agent's acceptance of appointment Provided that until the Vendors receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of UTi Worldwide for the purposes of this Clause 22.2. UTi Worldwide agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service c/o Baker & McKenzie at its address for the time being in Hong Kong (marked for the

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
                                                                        REDACTED



                  attention of Mr. G. R. Halford/Mr. Paul Tan/Ms. Grace Kwok) whether or not such agent gives notice thereof to UTi Worldwide.

         22.3 Barnhill hereby irrevocably appoints Ms. Wendy Cheng of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong as his agent to receive and acknowledge on his behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of Barnhill for this purpose, Barnhill shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment Provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of Barnhill for the purposes of this Clause 22.3. Barnhill agrees that any such legal process shall be sufficiently served on him if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to Barnhill.

         22.4 Bello hereby irrevocably appoints Ms. Wendy Cheng of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong as his agent to receive and acknowledge on his behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of Bello for this purpose, Bello shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment Provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of Bello for the purposes of this Clause 22.4. Bello agrees that any such legal process shall be sufficiently served on him if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to Bello.

         22.5 Cataldo hereby irrevocably appoints Ms. Wendy Cheng of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong as his agent to receive and acknowledge on his behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of Cataldo for this purpose, Cataldo shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment Provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of Cataldo for the purposes of this Clause 22.5. Cataldo agrees that any such legal process shall be sufficiently served on him if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to Cataldo.


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
                                                                        REDACTED



         22.6 Joe Ng hereby irrevocably appoints Ms. Wendy Cheng of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong as his agent to receive and acknowledge on his behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of Joe Ng for this purpose, Joe Ng shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment Provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of Joe Ng for the purposes of this Clause 22.6. Joe Ng agrees that any such legal process shall be sufficiently served on him if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to Joe Ng.

         22.7 Sai Ng hereby irrevocably appoints Ms. Wendy Cheng of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai Street, Tsuen Wan, New Territories, Hong Kong as his agent to receive and acknowledge on his behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of Sai Ng for this purpose, Sai Ng shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment Provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of Sai Ng for the purposes of this Clause 22.7. Sai Ng agrees that any such legal process shall be sufficiently served on him if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to Sai Ng.


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                                   SCHEDULE 1

                                   WARRANTIES

1.       THE ACCOUNTS

         1.1 The Accounts have been prepared in accordance with the requirements of all relevant laws and generally accepted statements of standard accounting practice and are complete and accurate in all respects and show a true and fair view of the state of affairs of the Vendors and Sinda (as the case may be) (the "RELEVANT ENTITY") and of its results and profits for the financial period ending on the Accounting Date and depreciation of the fixed assets of the Relevant Entity has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives.

         1.2 The Accounts disclose and make full provision or reserve for all actual liabilities of the Relevant Entity.

         1.3 The Accounts disclose and make full provision or reserve for or note all contingent, unquantified or disputed liabilities and capital or burdensome commitments of the Relevant Entity.

         1.4 The bases and policies of accounting of the Relevant Entity (including depreciation and valuation of stock and work in progress) adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Relevant Entity for each of the last 3 preceding accounting periods.

         1.5 The profits and losses of the Relevant Entity shown by the Accounts and for the last 3 preceding accounting periods have not in any material respect been affected by any unusual or non-recurring or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

         1.6 The Business and the Sinda Business (the Business and the Sinda Business are herein referred to as the "WARRANTED BUSINESS") have no liabilities, obligations or contingencies of any kind, whether absolute, contingent, unaccrued, asserted or unasserted, or otherwise, except liabilities, obligations or contingencies that were in existence on the Accounting Date and are fully accrued or reserved in the Accounts, or that have been incurred after such date in the ordinary course of the Warranted Business.

         1.7 The Accounts contain full provision for all Tax in relation to the Warranted Business including deferred or provisional taxation liable to be assessed on the Relevant Entity for the accounting period ended on the Accounting Date or for any subsequent period (on the basis of the rates of Tax and taxation statutes in force at the Accounting Date) in respect of any transaction, event or omission occurring or any income or profits or gains earned, accrued or received by the Relevant Entity on or prior to the Accounting Date or for which the Relevant Entity is accountable up to such date and all contingent liabilities for Tax have been provided for or disclosed in the Accounts.

         1.8 The Management Accounts have been prepared in accordance with the accounting policies of the Relevant Entity which are set out in the relevant Accounts and on a consistent basis with the monthly management accounts of the Relevant Entity and show a fair view of the assets and liabilities and profits or losses of the Business as at and to 30 April 2000.

         1.9 The Sinda March Accounts have been prepared in accordance with the accounting policies of Sinda which are set out in the Sinda December Accounts and on a consistent basis with the Sinda December Accounts and show a fair view of the assets and liabilities and profits or losses of Sinda as at and to 31 March 2000.

2.       TAXATION MATTERS

         2.1 Since the Accounting Date no further liability or contingent liability for Tax in relation to the Warranted Business has arisen otherwise than as a result of commercial activities in the ordinary course of its business.

         2.2 All returns of the Vendors and Sinda (collectively the "WARRANTED ENTITIES" and singly the "WARRANTED ENTITY") made for Tax purposes were when made and remain correct and on a proper basis and all other information supplied to the Inland Revenue Department or other fiscal authority for such purpose was when supplied and remains correct and on a proper basis and such returns include all returns and information which the Warranted Entities ought to have made or given.

         2.3 Each Warranted Entity is not a party to any action or proceeding for the assessment or collection Tax and, to the best of the Warrantors' knowledge and belief, no such action or proceeding is likely. Each Warranted Entity is not involved in any dispute with any Tax authority concerning any matter likely to affect the conduct of the Warranted Business after Completion or any of the Assets and no such dispute is likely. Each Warranty Entity has disclosed to the Purchaser all correspondence between each of them and any governmental agency regarding Tax.

         2.4 Each Warranted Entity has paid all Tax in relation to the Warranted Business for which it is liable to account to the Inland Revenue Department or other fiscal authority on the due date for payment thereof and is under no liability to pay any penalty or interest in connection therewith.

         2.5 Each Warranted Entity has made all deductions and withholdings in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled

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                  to make and has accounted in full to the appropriate authority for all amounts so deducted or withheld.

         2.6 All remuneration, compensation payments, payments on retirement or removal from an office or employment and other sums paid or payable to employees or officers or former employees or officers of the Warranted Entities in connection with the Warranted Business and all interest, annuities, royalties, rent and other annual payments paid or payable by the Warranted Entities in connection with the Warranted Business (whether before or after the date hereof) pursuant to any obligation in existence at the date hereof are and will (on the basis of the Tax legislation in force at the date hereof) be deductible for profits tax purposes either in computing the profits of the Warranted Entities or as a charge on the income of the Warranted Entities.

         2.7 Each Vendor has complied with its reporting obligations to the Inland Revenue Department or other fiscal authority, in respect of any benefits provided to any of the Transferring Employees.

         2.8 To the best of the Warrantors' knowledge and belief, all returns and information made or given by each Warranted Entity to any relevant authorities in connection with the import or export of any products in relation to the Warranted Business are correct and each Warranted Entity has complied with all legislation relating to the import and export of products and to all customs and excise matters.

         2.9 To the best of the Warrantors' knowledge and belief, all duties payable upon the importation of goods, and all customs and excise duties payable in respect of the Assets have been paid in full, and none of the Assets is liable to confiscation or forfeiture.

         2.10 All documents (other than those which have ceased to have any legal effect) which are material to the title to any of the Assets have been duly stamped.

         2.11 There is no unsatisfied liability to estate or death duties or inheritance tax attached or attributable to any of the Assets and there is no charge or potential charge on any of the Assets under section 18 of the Estate Duty Ordinance (Chapter 111 of the Laws of Hong Kong).

3.       CORPORATE AND JOINT VENTURE MATTERS

         3.1 Each Warranted Entity has been duly incorporated, organised or established and is validly existing under the laws of the jurisdiction of its place of incorporation, organisation or establishment and no order has been made or petition presented or resolution passed for the winding up of the Warranted Entities and no distress, execution or other process has been levied on any of its assets. Each Warranted Entity is not insolvent or unable to pay its debts for the purposes of section l78 of the Companies Ordinance (or similar legislation under the laws of the PRC) and no receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof and no power to make any such appointment has arisen.

         3.2 Each Warranted Entity does not have any place of business or branch or permanent establishment relating to the Warranted Business outside its jurisdiction of incorporation.

         3.3 Accurate and complete copies of the Memorandum and Articles of Association (or equivalent constitutive documents) of each Warranted Entity have been provided to the Purchaser. Each Warranted Entity has complied with its Memorandum and Articles of Association (or equivalent constitutive documents) in all material respects and none of the activities, agreements, commitments or rights of the Warranted Entities relating to the Warranted Business nor (in the case of the Vendors) this Agreement is ultra vires or unauthorised.

         3.4 Each Vendor has all the requisite corporate power to execute, deliver and perform, and has taken all necessary corporate or other action to authorise the execution, delivery and performance of, this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Vendors enforceable in accordance with its terms.

         3.5      All Books and Records:

                  (a)      are true and accurate; and

                  (b)      do not contain or reflect any material discrepancies.

4.       THE ASSETS

         4.1 The Vendors have good and marketable title to all their respective Assets free from any Encumbrances, other third party rights, hire or hire purchase agreements, credit sale agreements, agreements for payment on deferred terms or bills of sale and any rights of any person to call for any of the same. All of the Assets are in the possession or under the control of the Vendors. The Assets comprise all of the assets necessary to carry on the Business as carried on by the Vendors.

         4.2 All of the items of Machinery and Equipment are in good repair having regard to their age.

         4.3 The Machinery and Equipment comprise all the movable plant, machinery, vehicles, office and warehouse equipment, computer hardware and software, furniture and furnishings used in the carrying on of the Business.

5.       THE PURCHASED CONTRACTS


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                                                                        REDACTED



         5.1      The Purchased Contracts do not include:

                  5.1.1 any contract for the purchase or use by the Vendors of materials, supplies or equipment which is in excess of the requirements of the Business for its normal operating purposes or at prices higher than current market prices or requires expenditure in excess of HK$500,000;

                  5.1.2 any contract for supply of services by the Vendors which contains warranties or conditions in favour of the purchaser substantially broader in scope than warranties and conditions implied by law or as specified in the Vendors' standard conditions of sale or supply (a copy of which has been provided to the Purchaser) or incorporates unreasonable discounts, commissions or prices calculated otherwise than in accordance with the Vendor's standard pricing structure;

                  5.1.3 any unusual or onerous contract nor any contract which cannot be terminated without penalty or compensation on less than 12 months' notice;

                  5.1.4 any contract restricting either of the Vendors' freedom of action in relation to the normal activities of the Business;

                  5.1.5 any contract not made in the ordinary course of the Business;

                  5.1.6 any agency, distribution, marketing, purchasing, franchising or licensing agreement.

         5.2 Each of the Purchased Contracts is in full force and effect and constitutes a legal, valid, binding and enforceable obligation of every party thereto, and none of the terms of the Purchased Contracts or compliance with any of them has been waived.

         5.3      With respect to each of the Purchased Contracts:

                  5.3.1 the relevant Vendor has duly performed and complied in all material respects with each of its obligations thereunder;

                  5.3.2 there has been no delay, negligence or other default on the part of the relevant Vendor and no event has occurred which, with the giving of notice or passage of time, may constitute a default thereunder;

                  5.3.3 the relevant Vendor is under no obligation which cannot readily be fulfilled, performed or discharged by it from the resources and Assets

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
                                                                        REDACTED



                           of the Business on time and without undue or unusual expenditure or effort;

                  5.3.4 the relevant Vendor has within the Business the technical and other capabilities and the human and material resources to enable it to fulfil, perform and discharge all its outstanding obligations in the ordinary course of the Business;

                  5.3.5 there are no grounds for rescission, avoidance, repudiation or termination and the relevant Vendor has not received any notice of termination; and

                  5.3.6 none of the other parties thereto is in default thereunder.

         5.4 None of the Purchased Contracts is one in which any of the Associated Companies of the Vendors or any shareholder or director of the Vendors or of any of its Associated Companies is in any way interested.

         5.5 None of the Purchased Contracts nor any of the arrangements or practices of the Business is void, illegal, unenforceable, registrable or notifiable under or in contravention of any laws or regulations.

         5.6 Other than the Purchased Contracts, there are no contracts, agreements or arrangements relating to the Business which is likely to be material to a purchaser of the Business and the Assets.

6.       SERVICES

         6.1 The Warranted Entities have not provided any services in the course of the Warranted Business which, to the best of the knowledge of the Warrantors, have been provided in a negligent manner or in any other manner which would entitle the recipient of such services to claim damages against the Warranted Entities.

         6.2 There has been no claim in respect of personal injury or damage to property arising from use of any services supplied in the course of the Warranted Business during the period of 6 years prior to the Completion Date.

7.       GENERAL COMMERCIAL MATTERS

         7.1 The Vendors have provided to the Purchaser a list of all outstanding guarantees, performance bonds, letters of credit or similar instruments given by the Warranted Entities or any of its Associated Companies or any other person in respect of the Warranted Business, and all agreements under which any finance has been provided to the Warranted Entities in relation to the Warranted Business.

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                                                                        REDACTED



         7.2 To the best of the Warrantors' knowledge and belief, so far as the Warrantors and Sinda are aware, following a change in the ownership of the Business and the Assets, the customers of or suppliers to the Warranted Business will remain customers or suppliers of the Purchaser to the same extent and upon terms no less favourable than the terms of their dealings with the Vendors prior to the date of this Agreement. Within the period of 90 days preceding the date of this Agreement the Warrantors have not received any notice or indication (either in writing or orally) from any customer or supplier of the Warranted Business that it intends to change in any respect the nature of its relationship (including, without limitation, the terms of its dealings) with the Warranted Business.

         7.3 Neither the Warranted Entities, their predecessors in title, nor any person for whose acts or defaults the Warranted Entities may be vicariously liable, has committed any criminal offence or any tort or any breach of legislation, regulation or other requirement having force of law, relating to the Warranted Business.

         7.4 The Vendors have obtained all authorisations, licences and consents necessary for the carrying on of the Business. All such authorisations, licences and consents are valid and subsisting.

         7.5 As at the date of signing of this Agreement, the Warranted Entities do not carry on the Warranted Business under any name other than its own.

         7.6 To the best of the Warrantors' knowledge and belief, the Warranted Entities are not the subject of any official investigation or inquiry and is not aware of any facts which are likely to give rise to any such investigation or inquiry.

         7.7 None of the shareholders or directors of the Vendors, the Vendors nor any Associated Company of the Vendors is either alone or with any other person or persons engaged in any business or concerned or interested in any way whatsoever in any business of a similar nature to or competitive with the Business.

         7.8 There are no obligations, agreements, arrangements or concerted practices relating to or affecting the Business to which either of the Vendors is a party or by which either of the Vendors is bound and there are no practices in which either of the Vendors is engaged which relate to or affect the Business which are void, illegal, unenforceable, registrable or notifiable under or which contravene any anti trust or similar legislation anywhere in Hong Kong (all such laws being referred to as "the anti trust rules" in this paragraph). The Warrantors have received no complaint or threat to complain under or referring to the anti trust rules from any person and has not received any request for information, investigation or objections or been the addressee of or party to any decision, judgment, undertaking or settlement relating to the anti trust rules or to any proceedings in which the anti trust rules were pleaded or relied upon which in any case related to or affected the Business.



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         7.9      The books and records of the Warranted Business accurately present and reflect all transactions entered into in relation to the Warranted Business, and have been properly maintained, in accordance with generally accepted accounting principles and applicable legislation in Hong Kong and the PRC, as applicable. Such books and records are up to date and complete.

         7.10     (a)      The Vendors have at all times complied in relation to
                           the Business with all of its obligations under the Personal Data (Privacy) Ordinance (Chapter 486 of the
                           Laws of Hong Kong) ("PDPO"), including the data protection principles forming Schedule 1 of the PDPO, in connection with the collection, holding, processing and use of personal data as defined in the PDPO. (In this Schedule, "PERSONAL DATA" means any data relating to a living individual from which it is practicable to ascertain the identity of that individual and which is in a form in which it is practicable to access or process that data).

                  (b) The Vendors have also followed and complied in relation to the Business with all of the recommendations contained in any applicable code of practice approved or issued by the Privacy Commissioner for Personal Data in relation to the PDPO.

                  (c) In particular and without prejudice to the generality of the foregoing each of the Vendors has in relation to the Business observed all of its obligations in relation to:

                           (i)      use of personal data for "matching"
                                    procedures (being comparison of personal data collected for one purpose with other personal data for the purpose of taking adverse action against data subjects); and

                           (ii)     transfer of personal data outside Hong Kong.

         7.11 Sinda has and is maintaining all approvals, sanctions, consents, licences, permissions, authorisations, filings and registrations ("APPROVALS") issued by the appropriate and authorised national, provincial, municipal, local or foreign regulatory bodies or agencies necessary for its establishment and operation and to enable it to carry on Sinda Business as currently carried on (including, without limitation, the Class "A" Licence) and are not in breach of any provisions of any law, rule, regulation, guideline, opinion, notice, circular, order, judgement, decree or ruling of any court, government, or governmental or regulatory authority ("LAW") governing such Approvals or terms or conditions thereof, and none of such Approvals is subject to revocation or withdrawal or (except to an immaterial or beneficial extent) amendment and the Warrantors and Sinda are not aware of any reason why such revocation, withdrawal or amendment should occur.

         7.12 Sinda has all requisite power and authority, and has obtained all necessary Approvals, of and from all public, regulatory or governmental agencies and

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                                                                        REDACTED



                  bodies, to own its assets and conduct the Sinda Business; no such Approval contains a materially burdensome restriction on the ability of Sinda to own its assets and conduct the Sinda Business and the Warrantors and Sinda are not aware of any breach by Sinda of the provisions of any Laws governing any such Approval or of any other factor, which, in either case, could be the basis for the withdrawal, cancellation or impairment of such Approval or the creation of any material liability of Sinda in connection with such Approval not otherwise expected in the absence of such breach of other factor.

8.       INTELLECTUAL PROPERTY

         8.1 Save in respect of those Third Party Rights pursuant to agreements described in Part 3 of Schedule 8, the relevant Vendor is and has been at all times since its creation the sole legal and beneficial owner, free from all Encumbrances, capable of transferring the same as beneficial owner and, where registered, the sole registered proprietor of all the Intellectual Property.

         8.2 The material particulars as to registration (and applications therefor) of the Intellectual Property, including priority and renewal dates, are set forth in Schedule 4. Each of those registrations is valid.

         8.3 The Intellectual Property, and the validity or subsistence of the relevant Vendor's right, title and interest therein, is not the subject of any current pending or threatened challenge, claim or proceeding, including for opposition, cancellation, revocation or rectification, and has not during the period of 6 years prior to Completion been the subject of any such challenge, claim or proceeding, and there are no facts or matters which might give rise to any such challenge, claim or proceeding.

         8.4 All registration and/or renewal fees regarding the Intellectual Property due on or before Completion have been paid in full.

         8.5 The relevant Vendor has not in Hong Kong and the PRC entered into any agreement, arrangement or understanding (whether legally enforceable or not) for the licensing or otherwise permitting the use or exploitation of the Intellectual Property or which prevents, restricts or otherwise inhibits its freedom to use and exploit the Intellectual Property.

         8.6 None of the Intellectual Property is currently being infringed, misused or used without authorisation in Hong Kong and PRC by any third party or has been so infringed, misused or used without authorisation during the 6 year period preceding Completion and no third party has threatened any such infringement, misuse or unauthorised use and the Warrantors are aware of no allegations of the same.


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                                                                        REDACTED



         8.7 The Vendors are not engaged in any activities involving the Business which infringe or otherwise involve the misuse or unauthorised use of any patents, petty patents, know-how, trade secrets, technical processes, lists of customers or suppliers and other confidential information, registered designs, copyrights, performer's rights, rights in Internet domain names of any level, plant variety rights, design rights, rights in circuit layouts, topography rights, trade marks, business names, rights in the nature of any of the aforesaid or rights in the nature of unfair competition rights belonging to any third party or which give any third party the right to sue for passing off. None of the Intellectual Property has been wrongfully or unlawfully acquired by the Vendors. Complete and accurate copies of all documentation by which the Vendors acquired from any third party ownership of any of the Intellectual Property have been disclosed to the Purchaser, and no claim under any warranty contained in such documentation has been made or intimated nor are there any grounds on which any such claim could be made.

         8.8 The relevant Vendor has taken all steps open to it to preserve the Intellectual Property including, but not limited to taking all reasonable steps to preserve the confidentiality of all know-how, confidential information and trade secrets used in the Business, including ensuring that all such know-how, information and secrets are fully documented and held in a secure location in the possession or control of the relevant Vendor, are only disclosed to such employees and other persons to whom disclosure is necessary in the normal conduct of the Business and who are aware of, and accept in writing an obligation to maintain, the confidentiality thereof.

9.       COMPUTER SYSTEMS AND SOFTWARE

         9.1 In this paragraph 9, the expression "THE SOFTWARE" means all of the computer programs identified and briefly described in
                  Schedule 4 Part 4.

         9.2 The Software includes all computer programs and software used or supplied in or in connection with the Business during the period of 6 years prior to Completion (whether owned by the Vendors or licensed or sub-licensed to the Vendors by a third party pursuant to a licence agreement from the third party).

         9.3 Save as otherwise provided herein, the Vendors do not have any title and right to and copyright in any item of the Software including source code and object code, user and other manuals, tapes, indices, descriptive memoranda, original listings, development working papers, calculations and all other relevant documents, media and confidential information.

         9.4 The relevant Vendor is entitled to assign to the Purchaser and to use and, where indicated, to grant sub-licences to third parties to use the Software described in Section B of Schedule 4 Part 4 pursuant to licences and/or consents granted to the relevant Vendor by the owner or licensee of such Software, true and complete

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                                                                        REDACTED



                  copies of such licences having been disclosed to the Purchaser and being in full force and effect. All royalties and other payments have been paid when due and there has been no act or default by the relevant Vendor or, where appropriate, its sub-licensees or any other person which may in any way result in such licences being terminated or the relevant Vendor being unable to obtain any benefit under such licences.

         9.5 The relevant Vendor has not at any time had any dispute with any person relating to proprietary or other rights in or to the Software. All licences relating to the Software granted by the relevant Vendor are in full force and effect and the relevant Vendor is not aware of any breach of any terms of any such licences. The relevant Vendor has on the termination of any licence granted by it either recovered or secured the destruction of all copies of the Software in the possession custody or control of the licensee or other contracting party at the date of such termination.

         9.6 The Software is fit in all respects for its intended purpose, of satisfactory quality, performs in all respects in accordance with its specifications and user or other manuals or documentation and does not contain any defect or feature which does or may adversely affect its performance or the performance of any other software, hardware or system. The relevant Vendor has not at any time had any dispute with any person relating to the functionality, quality or fitness for purpose of the Software or relating to its compliance with its specifications or with any warranties given by the relevant Vendor or any other person relating to it.

         9.7      (a)      All computer software, hardware and equipment owned
                           or used by the Vendors in relation to the Business or used or operated by third parties on behalf of the Vendors in relation to the Business, which performs or is or may be required to perform functions involving dates or the computation of dates or containing date related data, has the programming, design and performance capabilities to ensure that:

                           (i)      it will not suffer or cause a Malfunction;
                                    and

                           (ii) it will not be adversely affected by, nor require changes in inputting or operating practices nor produce invalid or incorrect output or results, nor cause any abnormal ending scenario or suffer any diminution in functionality or performance as a result of the date change at the end of the twentieth century or the input, processing, storage or use of dates up to and including 31 December 2001.

                  (b) All date related data stored electronically by or on behalf of the Vendors in relation to the Business is in such a form that its input, processing, storage or use by or on behalf of the Vendors in relation to the Business will not,

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                  directly or indirectly, cause a Malfunction in any software, hardware or equipment.

                  (c) For the purposes of this Warranty, a "MALFUNCTION" means failure:

                           (i) accurately to recognise dates falling before, upon and after the year 2000;

                           (ii) accurately to record, store, retrieve and process data input and date information;

                           (iii) to function in a manner which does not create any ambiguity as to century; and

                           (iv) accurately to manage and manipulate single century and multi-century formulae, including leap year calculations.

         9.8 The Vendors have security procedures in place to prevent the unauthorised access, amendment or damage to, or use of, the Vendors' data or data of third parties held on the Vendors' computer systems or Software by any third party, and no such unauthorised access, amendment, damage or use has taken place during the 6 years preceding Completion.

         9.9 The Vendors have access to the source code of Software licensed or sub-licensed to it in terms of source code deposit agreements between the owner(s) of the copyright in such Software and reputable deposit agents, true and complete copies of which agreements have been disclosed to the Purchaser.

10.      THE PROPERTIES

         10.1     In this paragraph 10 unless the context otherwise requires:

                  10.1.1 "DEVELOPMENT CONTROL LAWS" includes any law or statute from time to time in effect relating to or regulating town and country planning, building, development and/or use of property;

                  10.1.2 "FINANCIAL ENCUMBRANCES" include any debenture, mortgage, charge, pledge, lien, encumbrance, assignment of rent or any security interest or other security arrangement of any kind granted or agreed to be granted over or in respect of the Properties;

                  10.1.3 "LIABILITIES" include all liabilities (whether or not contingent) incurred or to be incurred by each of the Vendors, all damage or loss suffered by it, all claims, demands, actions and proceedings made or brought against it and all costs and disbursements incurred by it and Liability shall be construed accordingly;


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                  10.1.4       "OBLIGATIONS" include covenants, conditions,
                               agreements, stipulations, restrictions,
                               contractual requirements or other obligations (whether positive or negative) of a similar nature;

                  10.1.5 "OCCUPANCY DOCUMENTS" include any lease, sub-lease, tenancy agreement, sub-tenancy agreement, licence or other document granted or agreed to be granted by either of the Vendors or its predecessors in title giving any person a right to use, possess or occupy the Properties;

                  10.1.6 "OCCUPANCY RIGHTS" include any right to use, possess or occupy any of the Properties, granted by either of the Vendors or its predecessors in title or otherwise acquired or in the course of being acquired;

                  10.1.7 "RIGHTS" include any easement, way leave, licence, quasi-easement, privilege, contractual right or other rights of a similar nature;

                  10.1.8 "UTILITY" includes provision for sewage disposal, water, electricity, gas, television, telecommunications and information and "UTILITIES" shall be construed accordingly;

                  10.1.9 Any reference to the Properties or the Leased Properties shall (as appropriate) be deemed to include reference to each of them and each and every part of them.

                  10.2.0 The Properties comprise all the land, buildings and premises currently owned, occupied or used by the Vendors in relation to the Business or in respect of which the Vendors have any estate, interest, right or title and the descriptions of the Properties set out in Schedule 3 are correct and not misleading.

                  10.2.1 The Vendors have exclusive and unfettered possession and occupation of the Leased Properties and there are no Occupancy Rights or Financial Encumbrances in favour of third parties affecting them except any disclosed in Schedule 3.

                  10.2.2 All Obligations to which the Leased Properties are subject and all obligations under Financial Encumbrances have been observed and performed and there are no circumstances which could give rise to the restriction or termination of the continued possession, occupation, use or enjoyment of the Leased Properties or to the exercise of any powers under any Financial Encumbrances or to any Liabilities whatever.

                  10.2.3 All Obligations from which the Leased Properties benefit have been observed and performed and no breach of such Obligations has been waived or acquiesced in.


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                  10.2.4       The Leased Properties have the benefit of all
                               Rights required to comply with fire regulations and to maintain adequately the Leased Properties, and all other Rights, Utilities and facilities reasonably required for the continued full and free use and enjoyment of the Leased Properties for the duration of the Vendors' interest in the relevant Property and such Rights are held on terms which do not entitle any person to terminate, curtail or charge for the Rights.

                  10.2.5 There are no outstanding claims, disputes, complaints, notices, orders or proceedings relating to or affecting the Leased Properties or which have given or might give rise to any Liabilities.

                  10.2.6 All laws, statutes and subsidiary legislation relating to the use of the Leased Properties, the employment of persons or the use or storage of machinery, materials, consumables or chattels in the Leased Properties have been complied with and all consents, licences or permits required thereunder have been obtained and any conditions or restrictions imposed by such consents, licences or permits have been observed and performed.

                  10.2.7 The present use of the Leased Properties is the permitted use for the purpose of the Development Control Laws and the relevant Government land grant and is not a temporary or personal use or a use subject to restrictions or conditions giving rise to expenditure or affecting the Vendors' use or enjoyment of the Leased Properties and all necessary occupation permits have been obtained and complied with.

                  10.2.8 No demolition, development or construction work has been carried out in relation to the Leased Properties which would require any consent under the Development Control Laws or the relevant Government land grant without such consent having been properly obtained and any conditions or restrictions imposed upon the giving of such consent have been observed and performed.

                  10.2.9 There are no unauthorised structures on or unauthorised alterations to any of the Leased Properties.

                  10.2.10 No application by the Vendors under the Development Control Laws or relevant Government land grant in relation to demolition, development or construction work or for change of use at the Leased Properties has been submitted or a decision in relation thereto appealed which application or appeal (as appropriate) is still pending and no such application has been submitted and refused.


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                  10.2.11      There are no circumstances or matters which would
                               prevent any development, change of use,
                               demolition or construction work at any of the Leased Properties for which consent under the Development Control Laws or the relevant Government land grant has been obtained.

                  10.2.12 There has been no flooding, subsidence or heave affecting the Leased Properties, there are no structural or material defects in or affecting the Leased Properties and the Leased Properties are in good and substantial repair and condition and will not require substantial expenditure in the foreseeable future.

                  10.2.13 The Vendors have not entered into any agreements with any Utility authority or company for the supply to or discharge from the Leased Properties of any Utility or for mains or other equipment laying and has not deposited any money with any such authority or company as security therefor.

                  10.2.14 The Occupancy Documents are on terms negotiated at arm's length and the rent or fees payable under the Occupancy Documents were the best that could reasonably be obtained in the open market (at the time of the grant of the relevant Occupancy Document or the last rent or fee review under the relevant Occupancy Document (as the case may be)) and the rent and fees are as disclosed to the Purchaser in writing.

                  10.2.15 All rent, fees and other payments due under the Occupancy Documents or in respect of any Occupancy Rights have been promptly paid on the due date and no such rent, fees or other payments have been commuted, waived or paid more than monthly in advance.

                  10.2.16 Where any Occupancy Documents contain provisions for rent or fee review or rights of renewal, such review or renewal shall be at the best rent or fee that could reasonably be obtained in the open market assuming willing parties but otherwise on the same terms as the relevant Occupancy Document (other than the option for renewal where appropriate) and the terms of the Occupancy Documents relating to the assessment of the new rent or fee shall have the effect of realising the highest yield for the Leased Properties reasonably obtainable and there are no building alterations or improvements which are to be disregarded for rent or fee review purposes.

                  10.2.17 The Vendors are not engaged in any rent or fee review negotiations, process, proceedings or determination under any legislation or Leases or Occupancy Documents and there is no outstanding rent or fee review under any Leases or Occupancy Documents.


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                  10.2.18      If any rent or fee review negotiations, process,
                               proceedings or determination is continuing under any legislation or Leases or Occupancy Documents, all notices, counter notices and applications to the Court, Lands Tribunal or any relevant arbitrator or independent expert have been served within any requisite time limits so as to comply with the provisions of any applicable legislation or the relevant Lease or Occupancy Document and full particulars of all such notices, counter-notices and applications have been disclosed to the Purchaser.

                  10.2.19 Copies of all of the Occupancy Documents have been supplied to the Purchaser and are true and complete and details of the terms of any subsisting oral Occupancy Rights or Occupancy Rights subsisting by reason of conduct have been supplied to the Purchaser and are true and complete and do not contain any unusual provisions and no collateral assurances, undertakings, concessions or agreements for surrender have been made by any party to any Occupancy Documents or Occupancy Rights.

                  10.2.20 Any consents required for the grant of any Occupancy Documents or Occupancy Rights have been obtained.

                  10.2.21 Notices pursuant to the Landlord and Tenant (Consolidation) Ordinance (Chapter 7 of the Laws of Hong Kong) in respect of the grant of Occupancy Documents or Occupancy Rights of any residential Leased Properties have been lodged with and endorsed by the Commissioner of Rating and Valuation and the endorsed notices are in the possession of the Vendors.

                  10.2.22 The Vendors will not create, grant or agree to grant any Occupancy Rights in respect of the Leased Properties before Completion except with the prior written consent of the Purchaser.

                  10.2.23 Copies of all Financial Encumbrances have been supplied to the Purchaser and are true and complete.

                  10.2.24 Policies of insurance relating to any Liabilities of the Vendors to third parties deriving in any way from the Leased Properties or their use have been effected by the Vendors, are current and valid, cover the reasonably foreseeable Liability of the Vendors and are not subject to any special or unusual terms or restrictions or to the payment of any premia in excess of the normal rate for policies of the same kind.

                  10.3.1 The relevant Vendor possesses the right to occupy the Leased Properties pursuant to the terms of the relevant Leases.


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                  10.3.2       The Leases of each of the Leased Properties are
                               head leases, are properly completed and stamped with any applicable stamp duty and are in the possession and under the control of the relevant Vendor.

                  10.3.3 All necessary consents for the grant of the Leases were obtained before such grant and the landlords named in the Leases were the registered legal owners of the Leased Properties at the time of the grant of the relevant Lease.

                  10.3.4 The Leases contain no unusual or onerous provisions.

                  10.3.5 The Leased Properties are not subject to any outgoings other than general and water rates, rent, management charges of a non-capital nature and Utility charges and the relevant Vendor is not responsible for payment of Government rent.

                  10.3.6 The Leases are not subject to any options or rights of pre-emption or first refusal in favour of any third parties.

                  10.3.7 Where the relevant Vendor is responsible for maintaining insurance of the Leased Properties, the policy conforms in all respects with the requirements of the relevant Lease.

                  10.3.8 Policies of insurance relating to the interior of the Leased Premises and their fixtures, fittings and contents have been effected by the relevant Vendor, are current and valid, cover the full reinstatement value thereof and are not subject to any special or unusual terms or restrictions or to the payment of any premia in excess of the normal rate for policies of the same kind.

                  10.3.9 The relevant Vendor knows of no reason why the existing leases of the Leased Properties will not be or are likely not to be renewed on their expiry on similar terms to those in the existing Leases (save as regards reasonable commercial increases in rent).

11.      LITIGATION

         Neither the Vendors, Sinda nor any person for whose acts or defaults the Vendors or Sinda may be vicariously liable is engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal in relation to the Warranted Business (save for debt collection by the Vendors and Sinda in the ordinary course of the Warranted Business for amounts which are not material) and there are no proceedings threatened or pending against the Vendors or Sinda in relation to the Warranted Business including proceedings in respect whereof either of the Vendors and Sinda is liable to indemnify any party concerned therein and there are no facts which are likely to give rise to any such litigation or proceedings. There is no unfulfilled or

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         unsatisfied judgment or court order outstanding against the Vendors,
         Sinda or the Assets in relation to the Warranted Business or the Assets.

12.      EMPLOYEES

         12.1 There has been no past and there is no existing or threatened or pending industrial or trade dispute involving either of the Vendors and any of its employees, including without limitation, the Transferring Employees. There are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice) between either of the Vendors and any trade union or other employees' representatives concerning or affecting any of the Transferring Employees and there are no trade unions or other employees' representatives whom either of the Vendors recognises to any extent, in relation to the Transferring Employees, for collective bargaining purposes.

         12.2 Each of the Vendors has neither given notice of any redundancies or lay offs nor started consultations with any independent trade union or employees' representatives within the period of 1 year prior to the date of this Agreement in relation to any of the Transferring Employees. No circumstances have arisen under which either of the Vendors is likely to be required to pay damages for wrongful dismissal or breach of contract, to make any contractual or statutory redundancy, severance or long service payment or make or pay any compensation in respect of unreasonable dismissal, to make any other payment under any employment protection legislation or to reinstate or re-engage any former employee who was employed in the Business. So far as the Warrantors are aware, there are no pending or threatened claims of any type against it by any existing or former employees who are or were employed in the Business. No circumstances have arisen under which either of the Vendors is likely to be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of discipline under the Sex Discrimination Ordinance, the Disability Discrimination Ordinance, the Family Status Discrimination Ordinance or any other laws conferring protection against discrimination, harassment, victimisation or vilification by reason of age, gender, race, religion, family circumstances or disability. So far as the Warrantors are aware, there are no current, pending or threatened claims of any type against it by any existing or former employees. Each of the Vendors has never breached and is not in breach of any industrial award or determination applicable to the Transferring Employees.

         12.3 There are no existing service or other agreements between either of the Vendors and any of the Transferring Employees which cannot be lawfully terminated by 3 calendar months' notice or less without giving rise to any claim for damages or compensation other than a statutory redundancy or severance or long service payment, and the relevant Vendor has complied with all its obligations under all legislation, regulations, and other requirements having force of law (including without limitation codes, orders and awards) in connection with the Transferring

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                  Employees and any trade unions and employee representatives and with all collective agreements with respect to trade unions or any Transferring Employees.

         12.4 Schedule 7 contains full and accurate particulars of the following in relation to all of the Transferring Employees:

                  (i)      name, date of birth and commencement of employment;

                  (ii) details of all remuneration payable (including any bonus or commission entitlements) and any other benefits provided or which the relevant Vendor is bound to provide (whether now or in the future) to all such persons; and

                  (iii) details of any other material terms and conditions of employment of such persons,

                  all of which information is true and complete.

         12.5 There are no persons working full-time in the Business other than those listed in Schedule 7.

         12.6 Other than the Retirement Scheme, there are no Occupational Retirement Schemes, retirement benefits, pension, provident, superannuation, share option, share incentive, life assurance, disability or similar schemes, arrangements or obligations of the Vendors or any Associated Company of the Vendors for any Transferring Employees or any of their spouses or dependants. Save pursuant to the Retirement Scheme, the Vendors have no obligation (whether legally binding or established by custom) to pay any pension, allowance or gratuity or make any other payment on termination of service, death or retirement or to make any payment for the purpose of providing any similar benefits to or in respect of any Transferring Employee or any spouse or dependant of any such person and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits. The Vendors have not announced any proposals to establish any such schemes, arrangements or obligations.

         12.7 The Retirement Scheme complies with and has at all times complied with all laws, including (without limitation) the Occupational Retirement Schemes Ordinance and all rules and regulations made thereunder and the requirements of the Registrar of Occupational Retirement Schemes of Hong Kong. The Retirement Scheme has been funded in accordance with the governing rules of the Retirement Scheme, the requirements of the Occupational Retirement Schemes Ordinance and to the extent recommended by the scheme actuaries. The Vendors and the trustees of the Retirement Scheme have duly complied with their respective obligations under the trust deeds and the rules thereof and under all relevant laws and requirements. All amounts due to the trustees thereof or to any

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                  insurance company in connection therewith have been paid. All recommendations in any reports, actuarial or otherwise, relating to the Retirement Scheme which have been received by the Vendors or the trustees within the 3 years immediately preceding the date hereof have been complied with in full. Complete and accurate copies of all such reports have been supplied to the Purchaser.

         12.8 Complete and accurate copies of the rules and all booklets and announcements describing the benefits (or any proposed changes to the benefits) of the Retirement Scheme and all other documents, records and materials relating to the establishment and operation of the Retirement Scheme (including all annual returns, reports, statements and certificates submitted to the Registrar of Occupational Retirement Schemes in the past 3 years) have been supplied to the Purchaser prior to the date hereof.

         12.9 The Vendors have been duly admitted to participate in the Retirement Scheme and have fulfilled all of their obligations thereunder (including any obligation to pay contributions thereto).

         12.10 The Retirement Scheme is duly registered under section 18 of the Occupational Retirement Schemes Ordinance, the Registrar of Occupational Retirement Schemes has not proposed to cancel the registration of the Retirement Scheme and neither the trustees thereof (or the insurance company) nor the Vendors have taken any action, or made any omission, which would prejudice the continued registration of the Retirement Scheme under that Section.

         12.11 To the best of the Warrantors' knowledge and belief, neither the Vendors nor the trustees or other administrator of any Occupational Retirement Scheme is engaged in any litigation or arbitration proceedings in respect of the Retirement Scheme or any other Occupational Retirement Scheme or any benefit provided thereunder in relation to the Transferring Employees or any former employees of the Vendors and no such litigation or arbitration proceedings are pending or have been threatened.

         12.12 No Occupational Retirement Scheme in which any of the Transferring Employees participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part).

         12.13 No power to increase or augment benefits under the Retirement Scheme or any other Occupational Retirement Scheme in which any Transferring Employees participate or have participated has been exercised within the period of 3 years ending on the date hereof and full details of all exercises of any such powers have been disclosed to the Purchaser.


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13.      MATTERS SINCE THE ACCOUNTING DATE

         Since the Accounting Date:

         13.1 there has been no interruption or alteration in the nature, scope or manner of the Warranted Business, which has been carried on lawfully and in the ordinary and usual course so as to maintain it as a going concern;

         13.2 there has been no material adverse change in the customer relations of the Warranted Business or in the financial condition, prospects, assets or liabilities of the Warranted Business as compared with the position disclosed by the Accounts and no damage, destruction or loss (whether or not covered by insurance) affecting the Warranted Business or the Assets;

         13.3 no substantial customer or supplier being a customer or supplier accounting for contribution to gross profits of more than HK$500,000 of the Warranted Business for the accounting period ending on the Accounting Date has:

                  13.3.1 indicated that it is likely to cease trading with or supply to the Warranted Business;

                  13.3.2 indicated that it is likely to reduce substantially its trading with or supplies to the Warranted Business; or

                  13.3.3 indicated that it is likely to change substantially the terms upon which it is prepared to trade with or supply the Warranted Business (other than normal price and minor changes);

         13.4 the Warranted Entities have continued to pay its creditors in the ordinary course of the Warranted Business. No unusual trade discounts or other special terms have been incorporated into any contract entered into by the Warranted Entities;

         13.5 each Warranted Entity has not acquired, sold, transferred or otherwise disposed of any assets of the Warranted Business of whatsoever nature or cancelled, waived, released or discounted in whole or in part any rights, debts or claims of or connected with the Warranted Business, except in each case in the ordinary course of the Warranted Business in a manner consistent with prior practice;

         13.6 each Warranted Entity has not hired or dismissed any employee employed in the Warranted Business earning an annual rate of remuneration, including fringe benefits, in excess of HK$500,000;

         13.7 no sum or benefit has been paid, applied or voted to any of the Transferring Employees by way of remuneration, bonus, incentive or otherwise in excess of the amounts payable to them by the relevant Vendor at the Accounting Date so as to increase their total remuneration and no new service agreements have been made

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                  or entered into by the relevant Vendor with any of the
                  Transferring Employees since the Accounting Date and the relevant Vendor is not under any contractual or other obligation to, and the relevant Vendor will not, change the terms of service of any Transferring Employee prior to Completion;

         13.8 the relevant Vendor has not acquired or disposed of or granted any right or created any Encumbrance over any of the Leased Properties or any land or buildings or any estate or interest therein or parted with possession of the whole or any part thereof or agreed to do any of the same;

         13.9 each Warranted Entity has not made any purchase or sale or introduced any method of management or operation in respect of the Warranted Business or the Assets except in the ordinary course of the Warranted Business in a manner consistent with prior practice; and

         13.10 each Warranted Entity has not incurred or become subject to any liability or obligation (absolute, contingent or otherwise) in relation to the Warranted Business except current liabilities and obligations incurred under contracts entered into in the ordinary course of the Warranted Business and consistent with past practice.

14.      ACCURACY OF INFORMATION PROVIDED

         14.1 All information contained in the Recitals and Schedules to this Agreement is true and accurate in all respects and not misleading in any respect.

         14.2 All written information regarding the Warranted Entities and the Warranted Business provided by the Vendors or any of its professional advisers to the Purchaser or any of its professional advisers during the negotiations prior to this Agreement is and was when given true and accurate in all respects and not misleading in any respect.

         14.3 There is no material fact or matter concerning the Warranted Entities and the Warranted Business which has not been disclosed to the Purchaser which would reasonably be expected to influence the decision of the Purchaser to proceed with the purchase of the Business on the terms of this Agreement.

         14.4 All forecasts and projections relating to the Warranted Business given to the Purchaser or its advisers by or on behalf of the Vendors have been prepared with all due care and prudence and on a reasonable basis on the assumption that the Warranted Business will be conducted by Purchaser in the same manner as the Vendors. There are no material facts or circumstances known, or which ought to be known, to the Warrantors which would lead a prudent person to revise those forecasts or projections.

                                                                        REDACTED



15.      GENERAL

         The execution, delivery and performance of this Agreement will not result in the breach, cancellation and/or termination of any of the terms or conditions of or constitute a default under any of the Purchased Contracts or any agreement by which the Assets may be bound or affected or give rise to a right of any other party to terminate or cancel any of the Purchased Contracts or any such agreement or violate any legislation, regulation or other requirement having force of law or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Warranted Business or the Assets or give rise to the revocation, withdrawal or amendment of any Approval.

                                                                        REDACTED



                         SCHEDULES 2 THROUGH 15 OMITTED.

                                                                        REDACTED



    IN WITNESS WHEREOF the Parties have executed this Agreement on the date appearing at the head hereof.



SIGNED by Cheng Kwan Kok David      )
for and on behalf of                )
CONTINENTAL AIR EXPRESS             )
(HK) LIMITED                        )
in the presence of:                 )




SIGNED by Cheng Kwan Kok David      )
for and on behalf of                )
CONTINENTAL CONTAINER               )
LINES LIMITED                       )
in the presence of:                 )




SIGNED by Alan Draper               )
for and on behalf of                )
UNION-TRANSPORT (HK) LIMITED        )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
CHENG KWAN KOK DAVID                )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
LAI KWOK FAI                        )
in the presence of:                 )

                                                                        REDACTED



SIGNED, SEALED and DELIVERED by     )
LEWIS BILLY BARNHILL                )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
FRANCIS RAYMOND BELLO               )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
ALBERT PATRICK CATALDO              )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
CHAN KA MING                        )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
CHAN KWAN HANG                      )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
CHAU HAK CHEONG                     )

                                                                        REDACTED



in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
CHENG KWAN LUNG                     )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
NG CHUN KA                          )
in the presence of:                 )




SIGNED, SEALED and DELIVERED by     )
NG SAI KUEN                         )
in the presence of:                 )




THE COMMON SEAL of                  )
UTI WORLDWIDE INC.                  )
was hereunto affixed                )
in the presence of:                 )